UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Albany International Corp.

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April 7, 2015

To the Stockholders of Albany International Corp.:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Albany International Corp., which will be held at the Company’s offices at 216 Airport Drive, Rochester, New Hampshire, at 9:00 a.m. on Friday, May 29, 2015.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to vote and submit your proxy promptly by phone, via the Internet, or by signing, dating, and returning a proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you plan to attend the meeting, and have requested and received physical copies of these meeting materials, please so indicate on the enclosed proxy card so that we can make the necessary arrangements. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the accompanying Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 2014, also accompanies these materials.

Sincerely yours,

ERLAND E. KAILBOURNE	JOSEPH G. MORONE
Chairman of the Board	President and Chief Executive Officer

ALBANY INTERNATIONAL CORP.

216 Airport Drive, Rochester, New Hampshire 03867

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2015

The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company’s offices at 216 Airport Drive, Rochester, New Hampshire, on Friday, May 29, 2015, at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;
2.	to ratify the appointment of KPMG LLP as our independent auditor;
3.	to approve, by nonbinding vote, executive compensation;
4.	to approve the adoption of the Amended and Restated Certificate of Incorporation to clarify and update the provisions related to restrictions on the transfer of our Class B Common Stock; and
5.	to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on April 6, 2015, will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience by telephone, via the Internet, or by signing, dating, and returning a proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

CHARLES J. SILVA, JR.
Secretary
April 7, 2015

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. (“the Company”), 216 Airport Drive, Rochester, New Hampshire, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 29, 2015, and at any adjournment or adjournments thereof.

Voting Procedures

Each properly executed proxy in the accompanying form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which we did not have notice prior to February 18, 2015, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement, and (4) matters incident to the conduct of the meeting. A proxy may be revoked at any time prior to the voting thereof.

If a stockholder is a participant in our Dividend Reinvestment Plan or the Albany International Corp. ProsperityPlus 401(k) Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s accounts in such plans. In order for the plan trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 P.M. Eastern Time on May 25, 2015.

This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about April 14, 2015.

The only persons entitled to vote at the Annual Meeting (including any adjournment or adjournments) are (1) holders of record at the close of business on April 6, 2015, of the Company’s Class A Common Stock outstanding on such date and (2) holders of record at the close of business on April 6, 2015, of our Class B Common Stock outstanding on such date. As of April 6, 2015, there were 28,756,115 shares of the Company’s Class A Common Stock outstanding and 3,235,048 shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on each matter to be voted upon.

Under our By Laws, a copy of which is available at the Corporate Governance section of our website (www.albint.com), the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors. The approval of the adoption of the Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of our Class A Common Stock and Class B Common Stock outstanding on the record date and entitled to vote thereon, voting together as a single class. Although the Board does not believe the proposed amendments would have an adverse effect on the shares of Class B Common Stock requiring a separate vote of holders of shares of Class B Common Stock, after consulting with Delaware counsel, the Board concluded it is advisable to seek separate approval from the holders of shares of Class B Common Stock to eliminate any uncertainty. Accordingly, we are also seeking the affirmative vote of the holders of a majority of the voting power of our Class B Common Stock outstanding as of the record date and entitled to vote thereon, voting as a separate class. A majority of the voting power of our Class A Common Stock and Class B Common Stock present in person or by proxy, voting together as a single class, is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote that abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote and thus will have the same effect as a vote “Against” each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).

Under New York Stock Exchange rules, brokerage firms are permitted to vote in their discretion on certain routine matters on behalf of clients who have been requested to provide voting instructions, and have failed to do so by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion, however, as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan or any other matter related to executive compensation, any election of directors, or any matter that may affect substantially the rights or privileges of stockholders. In such a case, broker “nonvotes” would be treated as shares that are present at the meeting but fail to vote. The Company anticipates that brokerage firms will be able to vote in their discretion only on the proposal to ratify the selection of KPMG LLP as independent auditor. Broker “nonvotes” will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is present, other than Proposal Number 4 regarding the approval of the adoption of the Amended and Restated Certificate of Incorporation, for which broker “nonvotes” will have the same effect as a vote “Against” such proposal.

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ELECTION OF DIRECTORS

     All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to the By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to fewer than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2015 Annual Meeting of Stockholders, shall be eight. Accordingly, the number of directors to be elected at the 2015 Annual Meeting of Stockholders is eight. The Board of Directors has nominated for election the eight persons listed below. All of the nominees are currently serving as directors. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight persons listed below. If, at the time of the meeting, any nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors. The biographical sketches of each nominee below highlight some of the specific experience, qualifications, attributes or skills that contributed to his or her selection by the Board.

JOSEPH G. MORONE joined the Company as President on August 1, 2005. He has been a Director of the Company since 1996 and has served as President and Chief Executive Officer since 2006. From 1997 to July 2005, Dr. Morone served as President of Bentley University. Prior to joining Bentley, Dr. Morone served as Dean of the Lally School of Management and Technology at Rensselaer Polytechnic Institute, where he held the Andersen Consulting Professorship of Management. He serves as the Presiding Director of Transworld Entertainment Corporation, and serves on the Board of Trustees of the University System of New Hampshire. In addition to extensive knowledge of the Company and its operations gained as Chief Executive Officer, Dr. Morone’s other contributions to the Board include experience leading other complex organizations, and his understanding of technology strategy and other issues confronting business organizations. Age 61.
CHRISTINE L. STANDISH has been a Director of the Company since 1997. From 1989 to 1991, she served the Company as a Corporate Marketing Associate, and was previously employed as a Graphic Designer for Skidmore, Owings & Merrill. She is President of J. S. Standish Company. She is a member of the Board of Trustees of the Albany Medical Center, Siena College, The Community Foundation for the Greater Capital Region and the Albany Symphony Orchestra. She is the sister of John C. Standish and the daughter of J. Spencer Standish. J. Spencer Standish and related persons hold in the aggregate shares entitling them to cast a majority of the combined votes entitled to be cast by all stockholders of the Company. As the Board seeks to safeguard and promote the interests of the Company’s stockholders, oversee Company management, and otherwise discharge its fiduciary obligations, Ms. Standish is able to provide a direct perspective as the representative of one of the Company’s largest stockholder groups. Age 49.
ERLAND E. KAILBOURNE has been a Director of the Company since 1999 and Chairman of the Board since May 9, 2008. He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997, and also served as Vice Chairman of the State University of New York from 1995 until 1999. He is a Director of the New York ISO, Financial Institutions, Inc., Rand Capital Corporation, and Allegany Co-op Insurance Company. Mr. Kailbourne’s broad experience as a director on numerous boards of public and private companies and foundations, his 37 years of experience in banking and finance, and his operational experience as chief executive officer of large organizations make him a valuable addition to the board of any public or private company, especially in oversight of risk management, liquidity, and finance matters. Age 73.
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JOHN C. STANDISH has been a Director of the Company since 2001 and Vice Chairman of the Board since May 9, 2008. From 1986 until 2008, he served the Company in a number of management roles, the last being Senior Vice President of Manufacturing for Americas Business Corridor. He is Chairman and CEO of the J. S. Standish Company, and is the brother of Christine L. Standish and the son of J. Spencer Standish. In addition to being a member of the Standish family, John acquired extensive hands-on experience in all aspects of the Company’s Machine Clothing operations as an employee and manager, and holds a master’s degree in textiles and wood and paper sciences. Age 51.
JOHN F. CASSIDY, JR. has been a Director of the Company since November 2005. From January 1989 to May 2005, he served as Senior Vice President, Science and Technology, at United Technologies Corp., a diversified company with extensive aerospace operations. He served at the General Electric Corporate Research and Development Laboratories from 1981 to 1988. Dr. Cassidy is a member of the Board of Trustees of Rensselaer at Hartford, and a former member of the Connecticut Academy of Science and Engineering. He serves on the Board of Directors of the Connecticut Technology Council, the Detroit-based Convergence Electronics Transportation Association, and the Convergence Educational Foundation. Mr. Cassidy’s extensive background in research and development, program management, and product development are valuable attributes for oversight of the Company’s research and development operations as well as its Albany Engineered Composites segment, which seeks to grow as a key supplier to customers in the aerospace industry. Age 70.
EDGAR G. HOTARD has been a Director of the Company since November 2006. He has served as a Venture Partner at ARCH Venture Partners since September 2004. In July 2013, he became a senior adviser to Warburg Pincus Asia for their energy and industrial sectors. Mr. Hotard retired as President and Chief Operating Officer of Praxair, Inc. in 1999. In 1992, he co-led the spin-off of Praxair from Union Carbide Corporation, where he served as Corporate Vice President. From 2000 until 2012, Mr. Hotard served as an adviser to, and nonexecutive Chairman of, the Monitor Group (China). Mr. Hotard is also a member of the Board of Directors of Quinpario Acquisition Corp. 2, Baosteel Metals Co., Ltd., SIAD Macchine Impianti and Koning Corp. S.p.A. Within the past five years he has also served on the boards of directors of Global Industries Inc., Solutia Inc., Shona Energy Company, Inc., and as a partner at HAO Capital. He was a founding sponsor of the China Economic and Technology Alliance and of a joint MBA program between Renmin University, Beijing, and the School of Management, State University of Buffalo, New York. In 2000 he received the Great Wall Award for his contributions to the economic development of the Beijing Municipality. Mr. Hotard has experience managing a large global enterprise, assisting companies in developing and implementing their business strategy, building business relationships in Asia and China, and accessing capital markets. In the course of his career, he has worked with a number of senior government and business leaders in Asia and China. His background, understanding, and business relationships are helpful as the Board oversees management’s efforts to address shifting demand toward Asia, and China in particular, in its core Machine Clothing business, as well as its expanded operations in Asia. Age 71.
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JOHN R. SCANNELL has been a Director of the Company since February 2012. He has served as Chairman and Chief Executive Officer of Moog Inc., a worldwide designer, manufacturer, and integrator of high-performance precision motion and fluid control systems for a broad range of applications, since January 8, 2014. Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later became Operations Manager of Moog GmbH in Germany. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group in East Aurora, New York, as the Boeing 787 Program Manager. He was named Moog’s Director of Contracts and Pricing in 2005. Mr. Scannell was elected Vice President of Moog in 2005 and Chief Financial Officer in 2007, a position he held until December 2010, at which time he was appointed President and Chief Operating Officer. In December 2011, he was named Moog’s Chief Executive Officer. Mr. Scannell’s range of management experience in engineering, operations management, contracts, and finance, along with his in-depth knowledge of the aerospace markets, products, and technologies, make him highly qualified to serve as a Director. In addition to an M.B.A. from Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. Age 51.
KATHARINE L. PLOURDE has been a Director of the Company since May 2013. She was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (DLJ) until November 1997. Since that time, she has engaged in private investing. In addition to serving on the board of one private corporation, she has been a director of Pall Corporation, a global provider of filtration, separation and purification products and systems, since 1995, and of OM Group Inc. (OMG), a company that develops, produces, and markets specialty chemicals, advanced materials, and electrochemical energy storage products, since 2002. She previously served as lead independent director of OMG and currently serves on the audit committees of OMG and Pall. She has also served on the board of directors of The Wall St. Fund, Inc., a publicly traded mutual fund, since November 2014. As a result of her tenure at DLJ and two other investment firms, Ms. Plourde brings significant analytical and financial expertise to the Board in a number of critical areas, including investor relations, financial reporting, accounting, corporate finance, and capital markets. Ms. Plourde’s years of service on the nominating/governance committees at Pall and OM Group have also given her significant Board governance experience, and contributed to her expertise on governance issues generally. Age 63.
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THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
ALL OF THE NOMINEES FOR ELECTION

CORPORATE GOVERNANCE

Board Leadership Structure. Since becoming a public company in 1984, the Company has at times operated under a traditional U.S. board leadership structure (with the roles of Chief Executive Officer and Chairman combined), while at other times the positions of the Chairman and the top executive officer have been separated. Dr. Morone’s predecessor as Chief Executive Officer, Frank R. Schmeler, served as Chairman of the Board and Chief Executive Officer from 2000 until early 2006. From August 2003 until early 2006, Thomas R. Beecher, Jr. served as the Company’s nonmanagement Lead Director. Dr. Morone was appointed as President in 2005, and became Chief Executive Officer at the beginning of 2006. The Company’s departing Chief Executive Officer, Frank Schmeler, continued to serve as Chairman, in a nonmanagement capacity, until May of 2008, at which time he was succeeded by current Chairman Erland E. Kailbourne, who by that time had more than nine years of experience serving on our board. At the same time, John Standish, having resigned from his management position with the Company, was elected Vice Chairman.

The Board of Directors expects the Chairman of the Board to function as a liaison and independent conduit between the members of the Board and the Company’s Chief Executive Officer between meetings of the Board, and to preside over meetings of, and provide leadership to, the nonmanagement members of the Board. The Chairman is also primarily responsible for setting Board meeting agendas, in cooperation with the Chief Executive Officer and Secretary. (Other responsibilities of the Chairman are described in the Company’s Corporate Governance Guidelines. The Chairman is also empowered to delegate some of these duties, in his or her discretion, to a Vice Chairman.) The Board has found that having a nonmanagement director function in this role, whether as a “lead director” or as Chairman, facilitates communication, helps ensure that issues of concern to nonmanagement directors are given an opportunity for discussion at meetings, and contributes generally to a more effective use of management and Board time. The Board also believes the current board leadership has served the Company well during Dr. Morone’s tenure as Chief Executive Officer, allowing him to devote his attention to the management of the Company during what has been a challenging and dynamic period. The Board engages in an annual self-evaluation process to determine whether the Board is discharging its responsibilities and operating effectively, and to consider changes in membership, structure, or process that could improve performance. While we believe that the current Board leadership structure is appropriate for the Company at the present time, it is possible that alternative Board leadership structures, including those that combine the offices of Chairman and Chief Executive Officer, could be appropriate for the Company under different circumstances.

Risk Oversight. The Board of Directors oversees the Company’s risk management processes. The Company’s Chief Executive Officer reviews with the Board, at each regularly scheduled quarterly meeting, the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks. This top-level review is supported by periodic formal review by senior management of all significant enterprise risks, facilitated by the Chief Financial Officer. The Board asks management, from time to time, to supplement this top-level review with a more detailed analysis of one or more specific risks, selected by the Board, including related mitigation actions. The Board also reviews management’s annual operating plan and strategic plan to ensure that they are consistent with, and appropriately address, the Company’s risks and risk management processes. The Audit Committee is responsible for assisting the Board in its oversight of the Company’s risk management processes. The Audit Committee periodically reviews the adequacy of the processes by which the Company handles risk assessment and risk management, and discusses such processes with management, the Company’s internal audit department and the independent auditors. The Committee receives periodic reports from the Company’s finance department regarding liquidity and other financial risks; from the finance and internal audit function regarding internal control risks; and from the finance, legal, and internal audit departments regarding processes for addressing fraud, legal and compliance risks, and the adequacy of the Company’s disclosure controls and procedures. The Audit Committee also periodically reviews and discusses cyber security risks to the Company with the Company’s Chief Information Officer and the internal audit function, and reviews and discusses with senior management the risk factors disclosed by the Company in its periodic filings with the Securities and Exchange Commission before such filings are made.

Although the Board oversees the Company’s risk management, day-to-day management of risk remains the responsibility of management.

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Director Independence. The Corporate Governance Rules of the New York Stock Exchange (“the NYSE Rules”) provide that a company of which more than 50% of the voting power is held by an individual, a group, or another company will be considered to be a “controlled company.” As of April 6, 2015, J. Spencer Standish, related persons (including his children, Christine L. Standish and John C. Standish, directors of the Company; J. S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors; and various trusts for the benefit of descendants of J. Spencer Standish) held, in the aggregate, shares entitling them to cast approximately 53% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, we are a controlled company under the NYSE Rules. The Company has elected to avail itself of the provisions of the NYSE Rules exempting a controlled company from certain requirements of the NYSE Rules, including that the Compensation and Governance Committees be composed entirely of independent directors (as independence is defined by the NYSE Rules). The Board of Directors has determined, however, that all of the members of the Audit Committee are independent. The Board is not required to make this determination with respect to any other director, and it has not done so. A description of transactions, relationships, or arrangements (if any) considered by the Board in making these determinations is set forth in the Audit Committee discussion below.

Meeting Attendance. The Board of Directors met nine times in 2014. Each incumbent director attended (in person or by telephone) 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting (either in person or, if necessary, by telephone). All of the candidates for election to the Board of Directors attended the Annual Meeting of Stockholders in 2014.

Committees. The standing committees of the Board of Directors are a Governance Committee, an Audit Committee, and a Compensation Committee. During 2014, the Governance Committee met five times, the Audit Committee met nine times, and the Compensation Committee met four times.

Governance Committee. The Governance Committee reviews and recommends changes in the Company’s Corporate Governance Guidelines and governance and management structure; evaluates the effectiveness of the Board of Directors, its committees, and the directors; recommends to the Board of Directors the persons to be nominated for election as directors; and reviews management succession planning. A copy of the Charter of the Governance Committee is available at the Corporate Governance section of our website (www.albint.com). The current members of our Governance Committee are Christine Standish (Chair), Edgar Hotard, and Katharine Plourde. Board Chair Erland E. Kailbourne also participates in Committee meetings as an ex officio nonvoting member. Directors Plourde, Christine Standish and Hotard each served on the Committee during all of 2014.

The Governance Committee considers, on an ongoing basis, the skills, background, and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies on the Board, and other factors relating to the efficacy of the Board. The Committee and the Board seek to maintain a group of Board members that, in the aggregate, possesses the skills, background, and experience necessary and desirable to address effectively the issues and challenges the Company will confront. The Board does not expect that any single member will possess all of these attributes, and therefore seeks to accomplish this by selecting candidates with diverse skills and backgrounds. The Committee discusses with the Board, at least annually, the various qualifications and skills that should be represented on the Board and its committees, taking into account the nature of the business and the objectives of the Company as they may evolve over time. The Committee also reviews, on an annual basis, the performance of the sitting members of the Board, and makes recommendations to the Board regarding those directors to be nominated for reelection by the stockholders.

Although the Governance Committee has from time to time employed professional consultants for this purpose, members of the Committee also communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any qualified potential candidates so identified are then discussed by the Committee and the Board, and if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and determines whether to recommend to the Board of Directors that the person be elected as a director. The Committee has retained the director search firm of G. Fleck/Board Services since 2011 to assist in identifying and evaluating potential Board members. Directors Scannell and Plourde were initially recommended to the Committee by G. Fleck/Board Services.

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Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to: Chair, Governance Committee, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867. Our Corporate Governance Guidelines, a copy of which is available at the Corporate Governance section of our website (www.albint.com), set forth criteria to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to these criteria. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs when considering recommendations from other sources.

All of the nominees for election as directors at the 2015 Annual Meeting are standing for reelection by stockholders.

Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities in a number of key areas, including:

•	the integrity of our financial statements, financial reporting process, and internal controls;
•	the performance of our internal audit function;
•	our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
•	the annual independent audit of our financial statements, including the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance.

The Committee’s charter sets forth a number of the Committee’s specific responsibilities in each of these areas.

The Committee discharges its responsibilities related to financial reporting by, among other things:

•	reviewing and discussing with management each quarterly earnings release, as well as other financial communications, and all quarterly reports on Form 10-Q or annual reports on Form 10-K;
•	after the completion of each annual audit, and before the filing of the Form 10-K, reviewing and discussing with the independent auditors, the head of internal audit, and senior management, among other things, (1) any significant audit findings, and management’s responses, (2) any significant changes in audit scope, and (3) any difficulties encountered during the course of the audit;
•	periodically reviewing and discussing with the independent auditor, management, and the head of the internal audit function, the acceptability and quality of our accounting policies, the clarity of our financial disclosures, and any weaknesses in our system of internal controls; and
•	periodically reviewing, evaluating and discussing with management the qualifications, performance and depth of the Company’s financial personnel.

As part of its oversight of our internal audit function, the Committee, among other things, reviews and approves the annual internal audit plan, and reviews, at least quarterly, the reports and findings of plan activities with the head of the department, senior management and the independent auditor. The Committee also evaluates the performance of the department, with input from management and the independent auditor.

The Audit Committee has established procedures for the receipt, retention and treatment of communications (including anonymous communications) relating to questionable accounting, auditing or internal control matters, violations of laws or regulations to which the Company is subject, or violations of the Company’s Business Ethics Policy or Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Business Ethics Policy describes various means by which such communications may be reported (see “Available Information” on page 9.) The Committee has direct access to any complaints made to the Company’s whistleblower hotline that relate to accounting, auditing, internal controls, or alleged violations of the Business Ethics Policy, and oversees the investigation and resolution of all such complaints by the Company’s legal department and compliance function. The Committee also serves as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act, and is responsible for the review and resolution of all reports of “material violations” subject to Section 307. The Committee is also charged with reviewing any complaints or concerns relating to accounting, auditing, or internal controls matters that are communicated to the Chair of the Committee pursuant to the Company’s “up-the-ladder” reporting process for responding to such communications. The Committee is also responsible for evaluating all related party transactions and for recommending to the Board whether any such transaction should be ratified or approved.

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The Committee is solely responsible, in accordance with the NYSE rules, for the appointment of our independent auditors. The Committee is also responsible for the evaluation of the independence, performance and qualifications of our independent auditors, and reviewing and approving their compensation. (See “RATIFICATION OF INDEPENDENT AUDITORS” on page 40.)

A copy of the current charter of the Audit Committee is available at the Corporate Governance section of our website (www.albint.com). The current members of the Audit Committee are Edgar G. Hotard (Chair), Erland E. Kailbourne, and Katharine Plourde. Each of the current members also served during all of 2014.

The Audit Committee has provided the following report:

The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP (“KPMG”), the financial statements for 2014, including management’s report with respect to internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), and has received from KPMG the written disclosures and the communications relating to KPMG’s independence required by PCAOB rules. The Audit Committee has discussed with KPMG its independence, and has considered whether the provision by KPMG of the services referred to below under “RATIFICATION OF INDEPENDENT AUDITORS” is compatible with maintaining the independence of KPMG.

Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited statements for 2014 be included in the Company’s Annual Report on Form 10-K for 2014 filed with the Securities and Exchange Commission.

The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (KPMG) are responsible for auditing the Company’s financial statements and internal controls over financial reporting. The Audit Committee monitors and reviews these processes. As required by the NYSE Rules, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are “financially literate” and at least one member of the Committee “has accounting or related financial management expertise.” The Board has also determined that at least one member of the Committee, Katharine L. Plourde, is a “financial expert” as such term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.

The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information, and representations that they receive from the independent auditors, management, and the head of the Company’s Internal Audit function. Accordingly, the review, discussions, and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent auditors are, in fact, “independent.”

The Audit Committee: Edgar G. Hotard, Chair Erland E. Kailbourne Katharine L. Plourde

The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that may interfere with the exercise of his or her independence from management and the Company and, on that basis, has determined that each of them is “independent” within the meaning of the Sarbanes-Oxley Act and the NYSE Rules. In making this determination, the Board considered, after due inquiry, the lack of any transactions, relationships, or arrangements between the Company and each member of the Committee.

The Board of Directors has determined that Ms. Plourde possesses all of the attributes of an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. Ms. Plourde also serves on the audit committee of two other public companies: Pall Corporation and of OM Group Inc. (The Audit Committee Charter does not permit any member of the Audit Committee to serve on the audit committees of more than two other public companies, unless the Board of Directors has determined

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that such simultaneous service would not impair the ability of such member to serve effectively on our Audit Committee, and such determination is disclosed in our annual proxy statement.) Pursuant to the NYSE Rules, the Board of Directors has determined that all of the current members of the Audit Committee are “financially literate” and that at least one member of the Committee has “accounting or related financial management expertise.” The Board of Directors believes that all of the current members of the Audit Committee are well qualified to perform the functions for which the Committee is responsible.

Compensation Committee. The Compensation Committee is generally responsible for determining the compensation of our directors and executive officers. A copy of the Committee’s charter is available at the Corporate Governance section of our website (www.albint.com). The current members of the Compensation Committee are John F. Cassidy, Jr. (Chair), John Scannell, and John Standish.

As specified in its charter, the Compensation Committee is directly responsible for determining the compensation of the Company’s Chief Executive Officer as well as the other senior executive officers of the Company. The Committee also assists the Board of Directors in the creation and implementation of employee compensation, incentive, and benefit policies and plans; administers (or oversees the administration by management of) pension and other employee benefit plans; and approves grants and awards under our stock option and restricted stock unit plans, and our 2011 Incentive Plan (except for awards intended to preserve deductibility under Section 162(m) of the Internal Revenue Code, which awards are approved by a separate committee of independent directors designated for such purpose). These duties and responsibilities may be delegated to a subcommittee comprising one or more members of the Committee.

The Committee’s charter indicates that input from management is both expected and in some instances required in connection with the Committee’s exercise of its responsibilities. See “The Role of Executive Officers” on page 15.

In addition, the Committee’s charter charges the Committee with the responsibility to obtain advice and assistance from outside legal or other advisers or consultants as the Committee may from time to time deem appropriate, and to determine the compensation and other terms of service of such advisers and consultants. The Committee has exclusive power to select, retain, and terminate the services of any such advisers or consultants to assist in evaluating the compensation of the Chief Executive Officer or senior executives, and sole power to determine the compensation and other terms of service of such consultants. The charter provides that the Company shall provide for the payment of fees and compensation to any advisers or consultants so employed by the Committee. During 2014, the Company paid $18,039 to Pearl Meyer & Partners for compensation-related services. (See “The Role of the Compensation Consultant” on page 14 for a discussion of compensation-related services provided by Pearl Meyer during 2014.).

Compensation Committee Interlocks and Insider Participation. All members of the Compensation Committee served in such capacity during all of 2014.

No member of the Committee was an employee during 2014. John Standish is an officer and director of J. S. Standish Co. (See “SHARE OWNERSHIP” on page 11.)

Nonmanagement directors. Meetings of the “nonmanagement” directors, as defined by the NYSE Rules, are regularly held at the conclusion of each regularly scheduled meeting of the Board. The current nonmanagement directors include all of the directors other than Dr. Morone. Meetings of the nonmanagement directors during 2014 were chaired by the Chairman. The Chairman also acts as a liaison between the directors and the Chief Executive Officer, and facilitates communication among the directors. Interested persons may communicate with the Chairman and the nonmanagement directors by writing to: Chairman, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

Shareholder communications. It is our policy to forward to each member of the Board of Directors any communications addressed to the Board of Directors as a group, and to forward to each director any communication addressed specifically to such director. Such communications may be sent to: Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

Available Information. The Company’s Corporate Governance Guidelines, Business Ethics Policy, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Controller, and the charters of the Audit, Compensation, and Governance Committees of the Board of Directors are all available at the Corporate Governance section of the Company’s website (www.albint.com).

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Certain Business Relationships and Related Person Transactions

The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company’s Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information, and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm’s-length and in the ordinary course, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.

Since January 1, 2014, there have been no transactions involving related persons required to be reported in this proxy statement where the above policy did not require review, approval, or ratification, or where such policy was not followed.

Chairman Emeritus

As Chairman Emeritus of the Board of Directors, J. Spencer Standish is invited to all meetings of the Board and normally attends such meetings. He receives limited but regular assistance from Company administrative personnel in managing his correspondence and travel arrangements. He visits Company facilities in the United States and abroad from time to time, and consults with senior management from time to time on Company matters. While Mr. Standish is sometimes reimbursed for Company-related expenses incurred in connection with such visits, his attendance at meetings, and such consultations, he received no such reimbursements during 2014. Other than his pension under the Company’s retirement plans, and reimbursement of these expenses, Mr. Standish receives no other fees or compensation for his activities with respect to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and any persons holding more than 10% of our Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company’s equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company’s knowledge, based solely on a review of such reports furnished to us and written representations by such persons that no other reports were required, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements during the year ended December 31, 2014.

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SHARE OWNERSHIP

As of the close of business on March 1, 2015, each of the directors, director nominees, and Named Executive Officers, and all current directors and officers as a group, beneficially owned shares of our capital stock as follows:

	Shares of Class A Common Stock Beneficially Owned(a)		Percent of Outstanding Class A Common Stock	Shares of Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
Joseph G. Morone	217,201	(b)	(c)	—		—
Christine L. Standish	877,763	(d)	2.98%	870,821	(e)	26.92%
Erland E. Kailbourne	26,457		(c)	—		—
John C. Standish	1,141,730	(f)	3.84%	1,141,139	(g)	35.27%
John F. Cassidy, Jr.	15,108		(c)	—		—
Edgar G. Hotard	16,362		(c)	—		—
John B. Scannell	5,590		(c)	—		—
Katharine L. Plourde	2,572		(c)	—		—
John B. Cozzolino	19,909	(h)	(c)	—		—
Daniel Halftermeyer	71,562	(i)	(c)	—		—
Robert A. Hansen	21,380	(j)	(c)	—		—
Ralph M. Polumbo	38,343	(k)	(c)	—		—
All officers and directors as a group (16 persons)	1,600,920		5.76%	1,142,843		35.33%

(a)	Because shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned. “Beneficial ownership” has the meaning specified under Rule 13d-3 of the Securities Exchange Act.
(b)	Includes (i) 212,860 shares owned outright and (ii) 4,341 shares held in the Company’s employee stock ownership plan.
(c)	Ownership is less than 1%.
(d)	Includes (i) 6,595 shares owned outright, (ii) 870,821 shares issuable upon conversion of an equal number of shares of Class B Common Stock, and (iii) 347 shares held by Ms. Standish in her account in the Company’s 401(k) retirement savings and employee stock ownership plans. The nature of Ms. Standish’s beneficial ownership of the Class B shares is described in note (e) below.
(e)	Includes (i) 1,704 shares owned outright and (ii) 869,117 shares held by J. S. Standish Company, of which she is President.
(f)	Includes (i) 1,141,139 shares issuable upon conversion of an equal number of shares of Class B Common Stock, (ii) 580 shares held by Mr. Standish in his account in the Company’s 401(k) retirement savings and employee stock ownership plans, and (iii) 11 shares held directly. The nature of Mr. Standish’s beneficial ownership of the Class B shares is described in note (g) below.
(g)	Includes (i) 869,117 shares held by J. S. Standish Company, a corporation of which he is the Chairman, (ii) 120,000 shares held by the Christine L. Standish Delta Trust, as to which he has sole voting and investment power, (iii) 151,318 shares held by the Standish Delta Trust, as to which he is trustee with sole voting and investment power, and (iv) 704 shares held directly.
(h)	Includes (i) 16,865 shares owned outright, (ii) 2,744 shares held in the Company’s employee stock ownership plan, and (iii) 300 shares issuable upon exercise of options exercisable currently or within 60 days.
(i)	Includes (i) 50,262 shares owned outright and (ii) 21,300 shares issuable upon exercise of options exercisable currently or within 60 days.
(j)	Includes (i) 14,474 shares owned directly, (ii) 4,506 shares held in the Company’s employee stock ownership plan, and (iii) 2,400 shares issuable upon exercise of options exercisable currently or within 60 days.
(k)	Includes (i) 37,450 shares owned directly and (ii) 893 shares held in the Company’s employee stock ownership plan.

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated. Each of the directors and officers whose share ownership is reported above has indicated that no such shares are pledged as security.

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The following persons have informed us that they were the beneficial owners of more than five percent of our outstanding shares of Class A Common Stock:

Name(s)(a)	Reported Shares of Company’s Class A Common Stock Beneficially Owned*		Percent of Outstanding Class A Common Stock
J. Spencer Standish	2,344,811	(b)	7.57%
BlackRock, Inc.	2,693,876	(c)	9.44%
Wellington Management Group LLP	2,440,103	(d)	8.55%
TimesSquare Capital Management, LLC	2,412,230	(e)	8.45%
The Vanguard Group	1,921,853	(f)	6.74%
T. Rowe Price Associates, Inc.	1,548,043	(g)	5.43%

*	As of December 31, 2014, except for J. Spencer Standish, whose holdings are shown as of March 1, 2015.
(a)	Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, c/o Albany International Corp., 216 Airport Drive, Rochester, NH 03867; BlackRock, Inc., 55 East 52nd Street, New York, NY 10022; Wellington Management Group LLP, c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210; TimesSquare Capital Management, LLC, 7 Times Square, 42nd Floor, New York, NY 10036; The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355; and T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202.
(b)	Represents 2,344,811 shares issuable upon conversion of an equal number of shares of Class B Common Stock. 1,475,694 shares of Class B Common Stock are held by trusts as to which he has sole voting and investment power; the remaining 869,117 shares are held by J. S. Standish Company as to which he has shared voting and dispositive power. (J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect and remove all of the directors.)
(c)	Represents shares beneficially owned by BlackRock, Inc. and one or more affiliates, including BlackRock Fund Advisors. BlackRock, Inc. and/or one or more of such entities has the sole power to vote or direct the vote of 2,623,486 such shares, and sole power to dispose or direct the disposition of all such shares.
(d)	Represents shares beneficially owned by investment advisory clients of Wellington Management Group LLP. Wellington Management Group LLP has shared power to vote or direct the vote of 1,865,204 such shares, and shared power to dispose or direct the disposition of all such shares.
(e)	Represents shares beneficially owned by investment advisory clients of TimesSquare Capital Management, LLC. TimesSquare Capital Management, LLC has sole power to vote or direct the vote of 2,345,705 such shares, and sole power to dispose or direct the disposition of all such shares.
(f)	Represents shares reported as beneficially owned by The Vanguard Group, in its capacity as investment adviser. The Vanguard Group has sole power to vote or direct the vote of 37,791 such shares, shared dispositive power with respect to 34,591 such shares, and sole power to dispose or direct the disposition of 1,887,262 such shares.
(g)	Represents shares beneficially owned by investment advisory clients of T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole power to vote or direct the vote of 172,630 such shares, and sole power to dispose or direct the disposition of all such shares.
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The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company’s outstanding shares of Class B Common Stock as of March 1, 2015:

Name(s)(a)	Shares of Company’s Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
J. Spencer Standish	2,344,811	(b)	72.48%
John C. Standish	1,141,139	(c)	35.27%
Christine L. Standish	870,821	(d)	26.92%
J. S. Standish Company	869,117		26.87%
William M. Doyle Jr.	614,307	(e)	18.99%

(a)	Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, John C. Standish, and Christine L. Standish, c/o Albany International Corp., 216 Airport Drive, Rochester, NH 03867; J. S. Standish Company, c/o Barrantys LLC, 120 West Tupper Street, Buffalo, NY 14201; and William M. Doyle Jr., Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, IL 60601.
(b)	Includes (i) 869,117 shares held by J. S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect and remove all of the directors, and (ii) 1,475,694 shares held by trusts as to which he has sole voting and investment power.
(c)	Includes (i) 869,117 shares held by J. S. Standish Company, a corporation of which he is the President, (ii) 120,000 shares held by the Christine L. Standish Delta Trust, as to which he has sole voting and investment power, (iii) 151,318 shares held by the Standish Delta Trust, as to which he is trustee with sole voting and investment power, and (iv) 704 shares held directly.
(d)	Includes (i) 869,117 shares held by J.S. Standish Company, a corporation of which she is Chairman and CEO, and (ii) 1,704 shares held directly.
(e)	Includes (i) 247,154 shares held by a trust for the sole benefit of John C. Standish, (ii) 247,153 shares held by a trust for the sole benefit of Christine L. Standish, and (iii) 120,000 shares held by the John C. Standish Delta Trust. Mr. Doyle has sole voting and investment power with respect to such trusts.

Voting Power of the Standish Family

J. Spencer Standish, related persons (including Christine L. Standish and John C. Standish, directors of the Company) and William M. Doyle Jr., as sole investment adviser of trusts for the benefit of descendants of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 53% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish and such persons cast votes as expected, election of the director nominees listed above, approval of the adoption of the Amended and Restated Certificate of Incorporation by the holders of our Class A Common Stock and Class B Common Stock voting together and by the holders of our Class B Common Stock voting separately as a class, and approval of each other proposal to be considered at the meeting, will be assured.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) has reviewed the Compensation Discussion and Analysis following this report with management of the Company, and based on such review recommended to the Board of Directors that it be included in the Company’s Annual Report on Form 10-K and this proxy statement.

John F. Cassidy, Jr., Chair John Scannell John C. Standish
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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In his 2014 letter to shareholders, Dr. Morone enumerated the three imperatives that comprise our corporate strategy and define our standard for assessing performance. They are: hold Machine Clothing cash flow, execute the LEAP ramp, and advance the Albany Engineered Composites (AEC) product pipeline. As he stated in that letter, these three imperatives shape all of our thinking. It was with these imperatives in mind that the Compensation Committee set about to implement the 2014 executive compensation program. The following portion of our Proxy Statement describes that program, and reports on the 2014 compensation earned by and paid to the Company’s “named executive officers” (the “NEOs”), as that term is defined in applicable SEC regulations. The discussion is presented in three parts. The first part states the Committee’s compensation philosophy and objectives, identifies the different elements of compensation, describes the structure of the 2014 compensation program, and explains the various matters taken into consideration by the Committee when adopting compensation policies or arriving at compensation decisions. The second part reports the compensation earned by our NEOs based on the Company’s 2014 performance. The final part sets out the 2014 compensation actually earned by, awarded to, or available to the NEOs in SEC-mandated tables. Our NEOs for 2014 were President and CEO Dr. Joseph G. Morone; Chief Financial Officer and Treasurer John B. Cozzolino; President — Machine Clothing Daniel A. Halftermeyer; President — AEC Ralph M. Polumbo; and Senior Vice President and Chief Technology Officer Robert Hansen.

PART I

Compensation Philosophy and Objectives

It is the Committee’s philosophy to compensate the Company’s executives based on their individual importance in achieving the Company’s strategic objectives, consistent with competitive market practices, and taking internal equity into account. The principal objectives of our executive compensation program are (1) to enable the Company to attract and retain talented, well-qualified, experienced, and highly motivated executives whose performance will substantially enhance the Company’s performance, and (2) to structure elements of compensation so that performance consistent with delivering shareholder value and achieving the Company’s annual and long-term goals is suitably rewarded. Therefore, the NEO compensation program is designed with a focus on total direct compensation targets utilizing both long and short-term performance-based compensation components.

Shareholder “Say on Pay”

As described in earlier versions of this report, the Committee has employed the same compensation program structure since 2010, utilizing the same elements of compensation, but with different performance measurement metrics, goals and target opportunities. Although the results of the 2014 “say on pay” vote were not available when the Committee was adopting the 2014 compensation program, voting results from prior years were influential to the continued utilization of that structure in 2014. In 2013, shareholders representing 80% of the votes cast expressed approval of the Company’s executive compensation. In 2014, the approval vote was 99% of the votes cast.

Roles in Structuring Compensation

The Role of Compensation Committee

The Compensation Committee of the Board of Directors is responsible for determining the compensation of all of our executive officers, including Dr. Morone. The Committee considers, adopts, reviews, and revises the various compensation plans, programs and guidelines, and reviews and determines all components of each executive officer’s compensation. The Committee reports to, and receives feedback from, the full Board of Directors each quarter. With regard to Dr. Morone, though his compensation is determined by the Committee, its actions reflect advice and input from the full Board of Directors, and takes into account the full Board’s assessment of Dr. Morone’s performance.

The Role of the Compensation Consultant

The Committee retains an executive compensation consultant to provide benchmarking and comparative compensation analysis. The consultant’s findings and recommendations form part of the input used in the ongoing review and design of the Company’s compensation programs. The analysis process is normally completed on an

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annual basis in the case of the Company’s CEO, and periodically with respect to other members of the senior management team. Analyses completed by Pearl Meyer & Partners in late 2013 were considered by the Committee when establishing 2014 total direct compensation targets and base salary increases.

The Role of Executive Officers

The Committee’s Charter expressly provides that input from management is expected, and in some instances required, in connection with the Committee’s exercise of its responsibilities. Company management does make recommendations to the Committee from time to time regarding modifications to existing benefit plans or the adoption of new plans. In addition, although the Committee has traditionally been responsible for reviewing and approving salary ranges for senior management, and making any necessary changes in such ranges or in the Company’s salary structure, such ranges and changes are typically proposed to the Committee by the Company’s CEO after consultation with personnel from the Company’s Human Resources function.

Elements of Compensation

There are several components to the Company’s executive compensation program. Flexibility in the application of each discrete component provides the Committee the ability to adjust to changes in market conditions. This flexibility is employed in the Committee’s practice of adjusting the allocation between long- and short-term compensation, and in its varying use of cash and non-cash elements. It should also be noted that not every component is granted, or made available, to all executives. In 2014, the principal components of the executive compensation program available to achieve the Committee’s compensation objectives were:

Base Salary

Annual base salary constitutes the core cash portion of the compensation of every member of management, including the NEOs. In determining the appropriate amount to be established as base salary, the Committee considers benchmarking data, the executive’s past performance, and his or her individual importance to the Company.

Annual Incentive Plan

The Company provides certain managers an opportunity to earn an annual cash incentive bonus. Although the amount of the bonus actually paid to a manager is determined by the Committee in its sole discretion, it is generally based on Company, business unit, and/or individual performance against established targets during the previous year. Target bonus opportunities are established as a percentage of base salary. For 2014, the Committee adhered to its prior practice of excluding the senior management team (consisting of the CEO and approximately five to seven top executives working most closely to him, including all the NEOs), from the annual cash incentive bonus. Instead, the senior management team is granted MPP and APP Performance Awards, as described below. Participation in the annual cash incentive bonus program is limited to approximately 350-400 managers worldwide.

Under the Annual Incentive Plan, a bonus at the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular year have been achieved. Lesser cash incentives may be paid if such performance levels are not achieved, and larger incentives will be paid if performance exceeds such levels. Threshold performance levels are also established and performance below the threshold levels would generally result in no bonus being earned. Maximum performance levels are also established. The threshold, target and maximum performance levels are set based on the operating plan approved by the Board of Directors.

Performance Awards

Performance Awards are granted pursuant to the Company’s 2011 Incentive Plan to the senior management team only. They are designed to reward performance. In granting Performance Awards, the Committee considers (1) the alignment between the performance goals and the Company’s business objectives, (2) advice from its executive compensation consultant regarding the total value of the awards as a percentage of total direct compensation, as well as the ideal frequency of various award outcomes, and (3) the amounts of Performance Awards actually earned in prior years.

The performance period for the short-term performance incentive award was the 2014 fiscal year. This annual performance period award (the “APP Performance Award”) entitled the recipient to receive between 0% and 200% of the target award, initially denominated as a dollar figure, based on the extent to which he or she attained certain performance goals during 2014. Once determined, the awards were paid out in full in a ratio of 50% cash and

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50% stock (except in the case of Dr. Morone whose award was allocated 60% cash and 40% stock) in March 2015. The average share price for the first 10 days in January 2015 is used to determine the number of shares issued. The performance period for the long-term performance incentive award runs from January 1, 2014 through December 31, 2016. This multi-year performance period award (the “MPP Performance Award”) entitles the recipient to receive between 0% and 200% of the cash and share award targets stated in the award agreement, based on the extent to which he or she attains certain cumulative performance goals at the end of the three-year performance period. Once determined, the awards will be paid out in full in cash and stock in early 2017.

When establishing performance goals for all performance-based incentive compensation, the Committee intends that there be a rather high probability that threshold levels would be met, and a rather low probability that maximum levels would be met. The performance measurement metrics and goals for 2014 performance-based incentive compensation program were drawn from the operating plan approved by the Board of Directors in December 2013.

Restricted Stock Units

Restricted Stock Units (“RSUs”) can be granted pursuant to the Company’s Restricted Stock Unit Plan (“RSU Plan”) to function primarily as retention incentives, but they have been used only rarely since 2010. Members of the senior management team generally did not participate in the annual RSU grants prior to 2011, but would receive grants as part of special executive retention incentives adopted from time to time or upon hiring. Before 2011, annual grants were targeted to approximately 200-250 top managers just below the senior management team, who also participate in the annual cash incentive bonus program. The size of a grant to any single manager was typically determined primarily on the basis of salary and grade level, years of service, and internal equity. No RSU grants have been made to this group of top managers since 2010. Instead, beginning in February 2012, the Company began making grants under the 2011 Performance Phantom Stock Plan described below.

Performance Phantom Stock

Performance Phantom Stock (“Performance Phantom Stock”) is granted pursuant to the Company’s Performance Phantom Stock Plan (“Performance Stock Plan”). These grants similarly function as a retention incentive, but with a performance component. The size of any grant is determined primarily on the basis of salary and grade level, years of service, internal equity, consideration of the employee’s value to the Company, and the retentive effect of previously awarded incentives that remain outstanding. The number of units ultimately earned depends on Company performance measured against corporate-wide goals established at the beginning of the one-year performance period. Members of the senior management team have not participated in, and are not expected to participate in, this plan. These grants are targeted to approximately 125-150 top managers just below the senior management team, who also participate in the annual cash incentive bonus program.

Other Plans and Programs

In addition to the foregoing, the Company maintains a tax-qualified 401(k) defined contribution plan in which all U.S. employees are generally eligible to participate. Under the 401(k) plan, a participant is entitled to contribute up to 10% of his or her pre-tax income and up to 15% after tax; the Company will match contributions made by the employee under the Plan, up to a maximum of 5% of the employee’s pre-tax income. The Company also maintains a profit-sharing plan for all eligible U.S. employees. Under the profit-sharing plan, the Company will make an additional, discretionary profit-sharing contribution to the accounts of eligible participants in the 401(k) plan. The amount of the contribution is generally determined using the same formula used to determine the Company’s CEO’s performance under his performance awards. The actual amount is determined by the Committee in its sole discretion, and typically amounts to between 1% and 2.5% of each participant’s annual salary. The contributions are made in cash and allocated to investments chosen by plan participants.

The Company maintains a tax-qualified defined benefit plan (i.e., a pension plan) in which all salaried and hourly U.S. employees who began their employment before October 1, 1998 participate. The Company also maintains a related supplemental executive retirement plan. NEOs who are U.S. employees and who were so employed before such date accrued retirement benefits under these plans in accordance with their terms until February 28, 2009. These plans were both amended as of that date so that no additional benefits would accrue to any plan participant, effectively freezing the future benefits of any participant based on their years of service and highest earned salaries as of February 28, 2009.

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The amounts to which executives are entitled under these plans are dictated by the terms of the plans themselves. These are tax-qualified, nondiscriminatory plans, which apply equally to all eligible employees of the Company. The Committee is made aware of the accrued value of these entitlements when making determinations regarding executive compensation (including the NEOs), but an executive’s benefits under these plans have generally had no direct bearing on its determinations. The Committee believes that the accumulation of benefits under these plans should have no impact on its objective of compensating individuals based upon their individual importance to the Company in achieving annual and strategic objectives.

Finally, employees located outside of the United States may enjoy benefits under local government-mandated retirement or pension plans, as well as supplementary pension or retirement plans sponsored by local Company affiliates. Mr. Halftermeyer is the only NEO employed outside of the United States. As a French citizen serving as an employee of a Swiss subsidiary of the Company while on an international assignment, he accrues benefits under both a private pension plan maintained by the Swiss subsidiary as required by Swiss law, and as an expatriate under a French government-sponsored pension program. The Company pays both the employer and employee contributions to this program in order to maintain Mr. Halftermeyer’s participation during his expatriation. The amounts paid by the Company toward both pension plans during 2014 are reported in the “Summary Compensation Table” on page 24, and the present value of the benefits accumulated under the Swiss private pension plan are reported in the “PENSION BENEFITS” table on page 32.

Structuring the 2014 Compensation Program — Pay for Performance

Adopting the 2014 compensation program for our NEOs began with establishing a total direct compensation target for each executive. This was done with reference to benchmarking data and after consideration of the executive’s past performance and his or her individual importance to the Company. The Committee considered the total direct compensation target and base salary paid to similarly-situated executives at companies included in its benchmarking group (see page 19). It also noted the mean and median compensation paid to executives in the benchmarking group, and compared those against the amounts awarded to its own executives in prior years. After considering all of the foregoing factors, the Committee determined to establish the total direct compensation target for Dr. Morone at the 75th percentile of the peer group data, and to establish the targets for the other NEOs at or between the 50th and 75th percentile of the peer group data. The total direct compensation targets established are not guaranteed, but paid only if earned by an NEO based on performance.

When establishing total direct compensation targets at certain percentiles of the peer group data, particularly with regard to the Company’s CEO, the Committee is made aware of the Company’s performance relative to the peer group as measured by a number of different EBITDA — based financial metrics. The Committee is mindful of the growing reliance of investors and shareholder advisory groups on an even wider array of comparative financial metrics to assess the performance of a company relative to its peers, especially in connection with usage of “say on pay” voting guidelines. The Committee believes that a simple comparison of peer group financial metrics in assessing compensation fails to take into account the Company’s unique composition, relative to its peer group, as a combination of two very different businesses pursuing two very different business strategies: Machine Clothing, an established, cash-generating, mature business seeking to maintain its reputation as an industry leader as well as its ability to generate cash; and AEC, a cash-consuming, capital intensive business managing the challenges of rapid growth. The Committee feels that an over-reliance on comparative financial metrics would, in the Company’s case, fail to adequately measure the overall performance of the Company’s executives in executing these two different strategies, resulting in inappropriate compensation outcomes.

After total direct compensation targets are established, the Committee chooses the components to be utilized to pay the compensation, if earned, as well as the share of total direct compensation to be allocated to each component. In making these determinations, the Committee reviews the mix of the compensation paid to executives in the benchmarking group, focusing on long-term and short-term compensation, fixed and variable components, and the ratio of earned compensation paid as equity or cash. For 2014, the Committee again determined that the total direct compensation target opportunities for NEOs would be paid as base salary, and through short-term and long-term incentive compensation awards, with the latter two components being performance-based and at risk, payable only if earned. To determine the share of the total direct compensation target that would be allocated to each component, the Committee determined the appropriate base salary to be paid to each executive. The Committee also determined that 35% of the total direct compensation target would be granted in the form of a long-term performance incentive award (i.e., the MPP Performance Award), and that the remainder of the target would consist of a short-term performance incentive award (i.e., the APP Performance Award).

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After the total direct compensation target is allocated between components, the Committee then establishes the performance measurement metrics and goals for each NEO against which performance would be judged to determine how much of the incentive compensation, if any, is earned by an NEO. Lastly, the Committee determines the form in which each component should be paid, if earned. Base salary is established as cash compensation, but both the short- and long-term performance incentive awards are paid in a combination of cash and equity.

2014 NEO Compensation Opportunities

Following the structure described above, the Committee established a total direct compensation target for each of the Company’s NEOs for 2014 as follows:

NEO	2014 Total Direct Compensation Target	2013 Total Direct Compensation Target	% Change
Joseph G. Morone	$3,916,000	$4,037,000	-3%
John B. Cozzolino	$1,216,000	$1,098,000	11%
Daniel A. Halftermeyer	$1,150,000	$1,150,000	0%
Ralph M. Polumbo	$1,150,000	$958,000	20%
Robert A. Hansen	$638,600	$602,000	6%

The Committee reduced Dr. Morone’s total direct compensation target by 3% for 2014 to be in line with benchmark data. A moderate increase was applied to the total direct compensation target established for Mr. Hansen, and larger increases for Messrs. Cozzolino and Polumbo. In the case of Mr. Polumbo, the increase in responsibilities when he assumed the role of President, AEC resulted in his total direct compensation target being below the Committee-targeted percentile for similarly situated executives at peer companies. The Committee also wished to recognize Mr. Polumbo for his past performance and to motivate future performance by allocating the majority of this increase to variable incentive compensation. With regard to Mr. Cozzolino, the Committee simply continued in its measured approach (as described in last year’s Proxy Statement) of gradually increasing his total direct compensation target toward the 60th percentile of the peer benchmark data. The benchmark data did not warrant an increase for Mr. Halftermeyer.

The Committee then determined the amount of the total direct compensation target that should be paid as base salary.

NEO	2014 Base Salary	% of Total Direct Target	2013 Base Salary	2013 to 2014 % Change
Morone	$817,000	20.8%	$817,000	0%
Cozzolino	$412,000	33.8%	$400,000	3%
Halftermeyer	$466,000	40.5%	$452,000	3%
Polumbo	$412,000	35.8%	$400,000	3%
Hansen	$278,000	43.5%	$270,000	3%

With the exception of Dr. Morone, the Committee chose to increase the base salary of each NEO, even those who did not receive an increase to their total direct compensation target, by 3% in recognition of 2013 performance and in anticipation of inflation in 2014.

Finally, the Committee determined the proper allocation between stock and cash for the performance awards. For the MPP Performance Award the allocation was 60% stock and 40% cash, and distinct target opportunities were identified for each component in the award agreement. The calculation of the MPP Performance Award stock target opportunity used an estimated future stock price. For 2014, the Committee chose to modify the APP Performance Award for all grantees other than Dr. Morone such that the allocation became 50% stock and 50% cash. For Dr. Morone, the allocation remained 60% cash and 40% stock. However, for all the awards, the initial target was denominated as a dollar amount in the award agreement. The calculation of the number of shares paid out would be determined after the performance period based on the average share price for the first ten days thereafter. The following table sets forth the target opportunities established for each of the NEOs for the MPP Performance Award and the APP Performance Award.

NEO	APP Opportunity Total	MPP Opportunity Shares	MPP Opportunity Cash
Morone	$1,729,400	22,661	$548,240
Cozzolino	$378,400	7,037	$170,240
Halftermeyer	$281,500	6,655	$161,000
Polumbo	$335,000	6,655	$161,000
Hansen	$137,090	3,695	$89,404

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Other Compensation Polices and Considerations

Timing of Awards and Grants

Base salary increases are determined by the Committee at its first meeting after completion of the fiscal year when all relevant data is available. This meeting typically occurs in February, with increases becoming effective in April. The Committee also typically approves annual cash incentive bonuses and Performance Phantom Stock grants at this same meeting. At about that time, a special Performance Committee of the Board (intended to ensure the deductibility of these awards under Section 162(m) of the Internal Revenue Code) usually approves new MPP Performance Award grants and APP Performance Awards grants under the 2011 Incentive Plan. RSU grants were generally made in November, though interim grants have been occasionally awarded to specific individuals at other times during the year or at the time of a new hiring or promotion, or in recognition of a special retention need.

The Effect of Prior or Accumulated Compensation

In approving each element of compensation, the Committee reviews “tally sheets” for each executive officer, and other members of the senior management team. These tally sheets contain a summary of all material elements of annual and long-term compensation (including accrued pension and 401(k) benefits) actually earned by each executive in the immediate prior year and, depending on the executive’s length of service, several years prior thereto. The tally sheets also show the outstanding balances of RSU grants and any equity-based awards, and the unrealized gains on those balances. The Committee considers this information before approving new Performance Awards, base salary increases, or final annual cash incentive bonuses for the prior year. The tally sheets are used to determine how well past compensation practices satisfy the Committee’s objectives.

Although the tally sheets provide insight into an executive’s accumulated compensation, it is the Committee’s view that neither the historical data nor any perceived wealth accumulation justifies a change in either the Committee’s current compensation philosophy or the elements of compensation employed. It is the Committee’s belief that an executive’s accumulated compensation is the result of his or her achievement of a series of objectives over time. Furthermore, it is the Company’s view that the effect of such accumulated compensation is not sufficient to call into question the Committee’s objective of compensating individuals based on their individual importance to the Company in achieving strategic objectives. The Committee views “realizable” future compensation as having been earned by the employee based on past employment and performance. As a result, such “realizable” future compensation has generally had little, if any, bearing on the amount or timing of new compensation approved or awarded. The Committee does not believe that the compensation paid to its executives, including the NEOs, or any individual element of that compensation, is lavish or extraordinary.

Independence of Compensation Consultant and Identity of Benchmarking Group

For its 2014 benchmarking and comparative compensation analysis, The Committee again retained the services of Pearl Meyer & Partners (“PMP”). The Committee has used the services of PMP since 2010. PMP did not provide any other services to the Company in 2014. The Company paid PMP approximately $18,039 for 2014 compensation consulting services. The Committee routinely assesses the independence of PMP using criteria established by the New York Stock Exchange and has consistently determined it to be independent.

For 2014 PMP benchmarked individual compensation against a peer group of 28 publicly traded U.S. companies (identified below) in the same or related industries with comparable revenues, employees, and international operations. For 2014, this group was revised and expanded to reflect changes within the Company following the divestiture of certain business segments and the growing significance of the AEC business segment.

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The peer group of comparable publicly traded U.S. companies consisted of the following:

Astronics Corp.	Curtiss-Wright Corp.	Neenah Paper, Inc.
Idex Corp.	Watts Water Technologies	Actuant Corp.
Esterline Technologies, Corp.	Hexcel Corp.	Clarcor, Inc.
Barnes Group, Inc.	Nordson Corp.	Xerium Technologies, Inc.
Enpro Industries, Inc.	Key W Holding Corp.	Rogers Corp.
Tredegar Corp.	Circor International Inc.	Schweitzer-Maudit International, Inc.
Cytec Industries, Inc.	Glatfelter	Trimas Corp.
Omnov Industries, Inc.	Heico Corp.	Kadant, Inc.
Ducommun Inc.	Esco Technologies, Inc.	National Presto Industries.
Raven Industries, Inc.

Representatives from PMP communicate directly with members of management as needed, particularly the Company’s CEO and personnel from the Human Resources function, with the encouragement and acquiescence of the Committee. However, the consultant is retained by, instructed by, serves for, and reports to the Committee, and its main point of contact remains the Chairman of the Committee. Notwithstanding the use of a compensation consultant, the Committee is ultimately responsible for all compensation matters.

The Impact of Accounting or Tax Considerations

When confronted with a choice between two comparable forms of compensation, the Committee has in the past favored the form with the lower tax cost (to the employee and/or the Company), more favorable accounting treatment, or more favorable impact on the Company’s borrowing cost pursuant to its primary revolving credit facility.

Equity Ownership Requirements or Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines for the Company’s CEO. The guidelines provide that the CEO is expected to own and hold shares of the Company’s Common Stock (Class A or Class B) equal in value to three (3) times current base salary. There is no deadline by which such target should be attained, but at any time that the value of the CEO’s holdings is less than the applicable target, he or she will be expected to retain, in addition to all shares already owned, (1) all shares acquired upon the exercise of any stock options, and (2) all shares received upon a distribution of shares pursuant to the terms of any Performance Award (in each case, net of shares used, if any, to satisfy the exercise price, taxes, or commissions). The 188,722 shares owned by Dr. Morone as of December 31, 2014 had a value of more than three times his then current base salary based on the most recent closing share price on that date.

The Committee does not believe that adoption of share ownership guidelines for other officers is warranted. The Committee recognizes that the adoption of such requirements is sometimes perceived as creating greater alignment of executive and shareholder interests, but the Board of Directors believes that substantial alignment already exists. A Company executive officer, with a significant portion of his or her net worth in the form of unvested RSUs or Performance Phantom Stock, undistributed Performance Awards, past Company common stock contributions to his or her 401(k) account, and other shares he or she already owns, has a significant interest in the continued financial well-being of the Company.

Risk Assessment of Compensation Plans and Programs

The Committee annually reviews its compensation plans and programs, particularly those components employed as part of the incentive compensation plans for the NEOs and other executives, and has consistently determined that such plans and programs are not reasonably likely to have a material adverse effect on the Company. To reach this conclusion, the Committee compiles an inventory of all executive compensation plans and programs globally and evaluates those plans and programs as potential contributors to Company risks. The conclusion recognizes that the Company’s executive compensation structure consists of a balanced mix of components that utilize both equity and cash elements, impose caps on incentives, apply multiple performance measures, establish staggered performance and payout periods, and rely on the use of discretion in approving final awards. The Committee also relies on the Company’s policies related to severance, perquisites, and change-in-control provisions, as well as its adoption of clawback/recoupment mechanisms. During its discussions, the Committee acknowledged its own oversight responsibilities and noted that it requires all senior management

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incentive compensation calculations to be reviewed by its external auditor. It is the Committee’s conclusion is that its practices, coupled with the policies and the structure of the executive compensation plans and programs, mitigate any risks associated with compensation programs.

Employment Contracts — Named Executive Officers

The Company entered into an Employment Agreement with Dr. Morone on May 12, 2005 which provided that Dr. Morone would be hired initially as President, then becoming President and CEO on January 1, 2006. Employment may be terminated by either party at any time. The Agreement provided for the award of 30,000 restricted stock units pursuant to the Company’s RSU Plan, which have since fully vested and been paid. The Agreement entitles Dr. Morone to four weeks of vacation with pay, or such greater amount as the Company’s vacation policy applicable to executive officers provides. The Agreement otherwise entitles Dr. Morone to participate in the Company’s employee benefit plans, policies, and arrangements applicable to executive officers generally (including, for example, 401(k), health care, vision, life insurance, and disability); in each case, as the same may exist from time to time, as well as such perquisites as may from time to time be made generally available to senior executives of the Company. The Agreement includes a severance provision which is more fully described below. The Company has not entered into employment contracts with any other NEO.

PART II

2014 EXECUTIVE COMPENSATION EARNED

Performance Award Metrics and Goals

The 2014 APP Performance Awards granted to each of the NEOs contained performance measurement metrics and goals appropriate to that executive. In some cases, where appropriate, executives may share a metric and its related goal. The following table sets forth the metrics chosen for each NEO’s APP Performance Award, the percentage that each metric counted toward the NEO’s overall performance, and the threshold, target and maximum goals for each metric. (The definitions of the listed metrics are contained in Appendix A to this Proxy Statement.)

	Metric	Percentage of Overall Performance	Threshold	Target	Maximum
Morone	2014 Weighted Corporate Performance Metric	100%	Determined pursuant to Threshold, Target and Maximum goals of component parts of the metric as described in Appendix A
Cozzolino	2014 Weighted Corporate Performance Metric	100%	Determined pursuant to Threshold, Target and Maximum goals of component parts of the metric as described in Appendix A
Halftermeyer	2014 Global MC Cash Flow	100%	$123.3M	$176.1M	$246.5M
Polumbo	2014 Adjusted Global ASC EBITDA	50%	$5.8M	$9.8M	$17.8M
	2014 Adjusted Global AEC EBITDA excluding ASC and R&D	20%	-$6.5M	-$2.5M	$5.5M
	Success in Achieving AEC Program Progress Milestone Goals	30%	Performance Percentage Scale set forth in Appendix A
Hansen	2014 Global MC Cash Flow	40%	$123.3M	$176.1M	$246.5M
	Success in Achieving R&D Development Project Goals	60%	Performance Percentage Scale set forth in Appendix A

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The following table sets forth the metrics chosen for each NEO’s 2014 MPP Performance Award, and the percentage that metric each counted toward overall performance. In each case, these metrics are aggregated to reflect the three-year performance period, and the goals established as the cumulative projected results for each metric in 2014, 2015, and 2016. (The Committee has determined that disclosing actual goals would result in competitive harm to the Company.)

	Metric	Percentage of Overall Performance
Morone	Aggregated Global MC Cash Flow	60%
	Weighted Average of Three AEC Performance Metrics	40%
Cozzolino	Aggregate Global MC Cash Flow	60%
	Weighted Average of Three AEC Performance Metrics	40%
Halftermeyer	Aggregate Global MC Cash Flow	100%
Polumbo	Aggregate Adjusted Global ASC EBITDA	50%
	Aggregate Adjusted Global AEC EBITDA excluding ASC and R&D	20%
	Success in Achieving Long Term AEC Research and Technology Development Goals	30%
Hansen	Aggregate Global MC Cash Flow	40%
	Success in Achieving Long Term Development Project Goals	60%

According to the applicable incentive plan and award agreements, the foregoing goals (including the threshold and maximum goals) are subject to subsequent adjustment in the event of unanticipated business developments during the applicable performance periods, such as acquisition or divestiture of business operations.

The Committee purposefully chose to utilize cash flow metrics in both the short-term and long-term performance incentive grants. It was the Committee’s determination that creating an incentive for the senior executive team based on cash flow was consistent with the Company’s previously stated Cash & Grow strategy, and that a three-year performance period created sufficient balance against a one-year performance period.

Achievement of Goals and Awards Earned

Following the completion of the applicable performance period, it is the Committee’s responsibility to review performance against goals and establish final incentive compensation payouts. It is only then that it can be determined how much of the total direct compensation target is actually earned by the NEO. In early 2015, and based upon the Company’s audited 2014 financial statements, the Committee determined one-year performance versus threshold, target and maximum goals for each performance metric. The Committee determined that 2014 Global MC Cash Flow was $157.2 million, representing an achievement of 82.1% of goal; that 2014 Adjusted Global ASC EBITDA was $7.8 million, representing 75.6% of goal; that 2014 Adjusted Global AEC EBITDA excluding ASC and R&D was $2.1 million, representing 157.9% of goal; that 2014 Other Cash Flow (as defined in Appendix A) was -$42.6 million, representing 114% of goal. The Committee also determined that success was achieved with regard to 7 of the AEC progress milestones, representing 105% achievement of goal, and that success was also achieved in 7 of the R&D Development Projects, representing achievement of 110% of goal. Based on the foregoing, the Committee determined that 91% of the 2014 Weighted Corporate Performance Metric goal was attained.

Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved, and calculated the amount of APP Performance Award targets actually earned, as follows:

	Percentage of Overall Performance Achieved	Shares Earned	Cash Earned
Morone	91%	17,433	$944,252
Cozzolino	91%	4,768	172,172
Halftermeyer	82.1%	3,200	115,556
Polumbo	100.9%	4,687	169,260
Hansen	98.9%	1,877	67,791

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The performance period under the MPP Performance Awards granted in 2014 runs through December 31, 2016. The Company considers compensation earned under an MPP Performance Award to have been earned over the entirety of the performance period. However, 2014 was the final year of the three-year performance period for the MPP Performance Awards granted in 2012. The metrics chosen for each NEO’s 2012 MPP Performance Award, the percentage that each metric counted toward the NEO’s overall performance, and the threshold, target and maximum goals for each metric are presented in the table below:

	Metric	Percentage of Overall Performance	Threshold	Target	Maximum
Morone	Aggregate Corporate Cash Flow	60%	$324.3M	$446.0M	$666.0M
	Aggregate AEC Net Sales	40%	$137.2M	$196.0M	$274.4M
Cozzolino	Aggregate Corporate Cash Flow	100%	$324.3M	$446.0M	$666.0M
Halftermeyer	Net Aggregate Global PMC Cash Flow	100%	$462.7M	$661.0M	$925.4M
Polumbo	Aggregate Adjusted Global AEC EBITDA	100%	-$27.6M	-$15.6M	$8.4M
Hansen	Aggregate Corporate Cash Flow	40%	$324.3M	$446.0M	$666.0M
	Successful New Product Trials	60%	3	6	11

In early 2015, based upon the Company’s audited financial statements for 2012 through 2014 (which include each year in the performance period), the Committee determined performance versus threshold, target and maximum goals for each of the foregoing performance metrics. In some cases the goals were modified to adjust for unused capital expenditure budgets, as well as to reflect the sale of the PrimaLoft business segment in 2012. The Committee determined that the Aggregate Corporate Cash Flow over the three year period was $376.3 million, representing 82.7% of target. The Committee also determined that Aggregate AEC Net Sales were $240.8 million, representing 157% of target; that Net Aggregate Global PMC Cash Flow was $595.3 million, or 83.4% of target; and that Aggregate Adjusted Global AEC EBITDA was -$3.8 million, representing 149% achievement of the adjusted target. Finally, the Committee determined that there were 7 successful new product trials during the performance period.

Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved and calculated the amount of MPP Performance Award targets actually earned, as follows:

	Percentage of Overall Performance Achieved	Shares Earned	Cash Earned
Morone	112.5%	31,591	$635,828
Cozzolino	82.7%	5,171	104,202
Halftermeyer	83.4%	6,671	134,274
Polumbo	149.4%	9,956	200,375
Hansen	99.1%	4,149	83,521

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PART III

REQUIRED COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($)		Bonus(1)	Stock Awards(2) ($)	Option Awards(3) ($)	Nonequity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)		Total ($)

Joseph G. Morone,	2012	787,250		0	1,438,389	—	1,860,269	(5)	0	15,110	(6)	4,101,018
President and Chief	2013	811,000		0	1,556,240	—	1,470,704	(7)	0	16,274	(8)	3,854,218
Executive Officer	2014	817,000		0	1,509,361		1,497,224	(9)	0	14,902	(10)	3,838,487

John B. Cozzolino,	2012	351,250		0	245,394	—	281,047	(11)	19,000	13,770	(12)	910,461
Chief Financial Officer	2013	391,250		0	347,959	—	317,578	(13)	-18,000	11,360	(14)	1,050,147
and Treasurer	2014	409,000		0	443,082	—	347,144	(15)	39,000	12,114	(16)	1,250,340

Daniel A. Halftermeyer,	2012	602,282	(17)	0	1,324,531	—	351,325	(18)	10,627	350,338	(17,19)	2,639,103
President, Machine	2013	632,225	(20)	0	355,612	—	323,961	(21)	11,989	272,244	(20,22)	1,596,031
Clothing	2014	658,632	(23)	0	380,853	—	276,556	(24)	-2,019	279,521	(23,25)	1,593,543

Ralph M. Polumbo,	2012	363,273		0	1,270,236	—	360,554	(26)	0	43,859	(27)	2,037,922
President, AEC	2013	376,166		0	296,005	—	213,061	(28)	0	15,297	(29)	900,529
	2014	409,000		0	407,853	—	334,992	(30)	0	14,914	(31)	1,283,759

Robert A. Hansen,	2012	260,000		0	156,993	—	192,344	(32)	73,000	28,123	(33)	710,460
Sr. VP and Chief	2013	268,000		0	181,196	—	165,870	(34)	-40,000	36,684	(35)	611,750
Technology Officer	2014	276,000		0	201,875	—	107,593	(36)	149,000	27,319	(37)	816,161

(1)	The figure provided represents any additional discretionary bonus awarded during that year, if any, for performance during that year, but which was actually paid in the subsequent year.
(2)	The figure provided for each year represents the grant date fair value, in dollars, of (a) the target share amounts contained in any Performance Awards granted during that year under the 2005 Incentive Plan or 2011 Incentive Plan, and (b) all RSUs granted in that year under the Company’s RSU Plan. In all cases, the total presented is the aggregate grant date fair value computed in accordance with FASB ASC Item 718.
(3)	No options have been granted since 2002.
(4)	The figure provided for each year represents the aggregate change in the actuarial present value of each NEO’s (except Mr. Halftermeyer’s) accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the prior year. The change is calculated between the pension plan measurement dates used by the Company for financial statement reporting purposes in each year. The figure also reflects any changes in actuarial assumptions. Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of these assumptions. The figure provided for Mr. Halftermeyer represents the change in present value of the private pension purchased for Mr. Halftermeyer through a Swiss insurance company in accordance with Swiss law (see footnote 4 to the “PENSION BENEFITS” table on pp. 32-33). There were no above-market or preferential earnings during 2012, 2013, or 2014 for any of the NEOs under any deferred compensation plans.
(5)	Includes (a) profit-sharing of $5,875 under the Company’s U.S. profit-sharing plan and (b) $1,289,214, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2012 and paid during 2013. Also includes (c) $565,180, the target cash amount set forth in his MPP Performance Award granted in 2012 under the 2011 Incentive Plan, payable in 2015 based on performance during the three-year performance period.
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(6)	Includes (a) Company-matching contributions of $12,500 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $2,610 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(7)	Includes (a) profit-sharing of $4,233 under the Company’s U.S. profit-sharing plan and (b) $901,291, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2013 and paid during 2014. Also includes (c) $565,180, the target cash amount set forth in his MPP Performance Award granted in 2013 under the 2011 Incentive Plan, payable in 2016 based on performance during the three-year performance period.
(8)	Includes (a) Company-matching contributions of $12,750 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $3,524 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(9)	Includes (a) profit-sharing of $4,732 under the Company’s U.S. profit-sharing plan and (b) $944,252, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2014 and paid during 2015. Also includes (c) $548,240, the target cash amount set forth in his MPP Performance Award granted in 2014 under the 2011 Incentive Plan, payable in 2017 based on performance during the three-year performance period.
(10)	Includes (a) Company-matching contributions of $13,000 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,902 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(11)	Includes (a) profit-sharing of $5,875 under the Company’s U.S. profit-sharing plan and (b) $149,172, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2012 and paid during 2013. Also includes (c) $126,000, the target cash amount set forth in his MPP Performance Award granted in 2012 under the 2011 Incentive Plan, payable in 2015 based on performance during the three-year performance period.
(12)	Includes (a) Company-matching contributions of $12,500 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,270 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(13)	Includes (a) profit-sharing of $4,233 under the Company’s U.S. profit-sharing plan and (b) $160,885, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2013 and paid during 2014. Also includes (c) $152,460, the target cash amount set forth in his MPP Performance Award granted in 2013 under the 2011 Incentive Plan, payable in 2016 based on performance during the three-year performance period.
(14)	Includes (a) Company-matching contributions of $9,562 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,798 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(15)	Includes (a) profit-sharing of $4,732 under the Company’s U.S. profit-sharing plan and (b) $172,172, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2014 and paid during 2015. Also includes (c) $170,240, the target cash amount set forth in his MPP Performance Award granted in 2014 under the 2011 Incentive Plan, payable in 2017 based on performance during the three-year performance period.
(16)	Includes (a) Company-matching contributions of $10,200 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,914 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(17)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.2877 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.0688 dollars per Swiss franc, which are the rates used by the Company in its 2012 Consolidated Statements of Income and Retained Earnings.
(18)	Includes (a) $190,325, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2012 and paid during 2013, plus (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2012 under the 2011 Incentive Plan, payable in 2015 based on performance during the three-year performance period.
(19)	Includes (a) a premium of $30,983 paid by the Company with respect to maintenance of private Swiss health insurance coverage, (b) contributions of $101,316 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $33,208 was the officer’s employee contribution paid by the Company), (c) expenses of $201,442 related to the NEO’s international assignment,
25

consisting of housing ($83,336), tuition ($33,560), and tax adjustments ($76,949), and (d) perquisites of $16,597, valued on the basis of the aggregate incremental cost to the Company, consisting of car lease payments.

(20)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.3303 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.0809 dollars per Swiss franc, which are the rates used by the Company in its 2013 Consolidated Statements of Income and Retained Earnings.
(21)	Includes (a) $162,961, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2013 and paid during 2014, plus (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2013 under the 2011 Incentive Plan, payable in 2016 based on performance during the three-year performance period.
(22)	Includes (a) a premium of $30,715 paid by the Company with respect to maintenance of private Swiss health insurance coverage, (b) contributions of $110,952 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $37,024 was the officer’s employee contribution paid by the Company), (c) expenses of $125,509 related to the NEO’s international assignment, consisting of housing ($82,148) and tax adjustments ($43,361), and (d) perquisites of $5,068, valued on the basis of the aggregate incremental cost to the Company, consisting of car lease payments.
(23)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.3268 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.0932 dollars per Swiss franc, which are the rates used by the Company in its 2014 Consolidated Statements of Income and Retained Earnings.
(24)	Includes (a) $115,556, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2014 and paid during 2015, plus (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2014 under the 2011 Incentive Plan, payable in 2017 based on performance during the three-year performance period.
(25)	Includes (a) a premium of $34,739 paid by the Company with respect to maintenance of private Swiss health insurance coverage, (b) contributions of $112,227 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $37,371 was the officer’s employee contribution paid by the Company), (c) expenses of $130,470 related to the NEO’s international assignment, consisting of housing ($85,269) and tax adjustments ($45,201), and (d) perquisites of $2,085, valued on the basis of the taxable benefit for the private use of a Company (no lease payments).
(26)	Includes (a) profit-sharing of $5,875 under the Company’s U.S. profit-sharing plan and (b) $220,479, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2012 and paid during 2013. Also includes (c) $134,200, the target cash amount set forth in his MPP Performance Award granted in 2012 under the 2011 Incentive Plan, payable in 2015 based on performance during the three-year performance period.
(27)	Includes (a) Company-matching contributions of $12,195 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan, (b) a premium of $1,237 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, and (c) housing expenses and tax adjustment of $30,427 relating to the NEO’s assignment at the Company’s Albany Engineered Composites subsidiary in Rochester, New Hampshire.
(28)	Includes (a) profit-sharing of $4,233 under the Company’s U.S. profit-sharing plan and (b) $74,618, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2013 and paid during 2014. Also includes (c) $134,210, the target cash amount set forth in his MPP Performance Award granted in 2013 under the 2011 Incentive Plan, payable in 2016 based on performance during the three-year performance period.
(29)	Includes (a) Company-matching contributions of $12,750 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan, (b) a premium of $1,749 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, and (c) housing or relocation expenses of $798.
(30)	Includes (a) profit-sharing of $4,732 under the Company’s U.S. profit-sharing plan and (b) $169,260, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2014 and paid during 2015. Also includes (c) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2014 under the 2011 Incentive Plan, payable in 2017 based on performance during the three-year performance period.
26

(31)	Includes (a) Company-matching contributions of $13,000 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,914 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(32)	Includes (a) profit-sharing of $5,875 under the Company’s U.S. profit-sharing plan and (b) $102,189, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2012 and paid during 2013. Also includes (c) $84,280, the target cash amount set forth in his MPP Performance Award granted in 2012 under the 2011 Incentive Plan, payable in 2015 based on performance during the three-year performance period.
(33)	Includes (a) Company-matching contributions of $8,133 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan, (b) a premium of $911 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, and (c) housing expenses and tax adjustments of $19,079.
(34)	Includes (a) profit-sharing of $4,233 under the Company’s U.S. profit-sharing plan and (b) $74,837, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2013 and paid during 2014. Also includes (c) $86,800, the target cash amount set forth in his MPP Performance Award granted in 2013 under the 2011 Incentive Plan, payable in 2016 based on performance during the three-year performance period.
(35)	Includes (a) Company-matching contributions of $6,650 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan, (b) a premium of $1,240 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, (c) housing or relocation expenses and tax adjustments of $22,947, and (d) patent awards totaling $5,847.
(36)	Includes (a) profit-sharing of $4,732 under the Company’s U.S. profit-sharing plan and (b) $67,791, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2014 and paid during 2015. Also includes (c) $89,404, the target cash amount set forth in his MPP Performance Award granted in 2014 under the 2011 Incentive Plan, payable in 2017 based on performance during the three-year performance period.
(37)	Includes (a) Company-matching contributions of $11,483 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan, (b) a premium of $1,291 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, (c) housing or relocation expenses and tax adjustments of $11,622, and (d) patent awards totaling $2,923.
27

GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Nonequity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Joseph G. Morone	2/28/14	792,940	1,585,880	3,171,760	20,917	41,834	83,667				3,095,241

John B. Cozzolino	2/28/14	179,720	359,440	718,880	6,140	12,281	224,561				802,522

Daniel A. Halftermeyer	2/28/14	150,875	301,750	603,500	5,278	10,556	21,112				682,603

Ralph M. Polumbo	2/28/14	164,375	328,750	657,500	5,562	11,304	22,608				736,603

Robert A. Hansen	2/28/14	78,974	157,959	315,898	2,798	5,595	11,190				359,824

(1)	Each award represents the combined target cash amounts established for the officer in early 2014 in the APP and MPP Performance Awards granted to that officer under the 2011 Incentive Plan.
(2)	Awards represent the combined target share amounts established for each officer in the APP and MPP Performance Awards, consisting of a target number of shares of Class A Common Stock.

Each Performance Award entitled the NEO to receive from 50% (for attaining performance at the threshold level) to as much as 200% (for attaining performance at the maximum level) of such targets, based on the extent to which he attained certain performance goals during the performance periods. The performance conditions at each of the threshold, target, and maximum levels in the Performance Awards granted to each of the NEOs are described above (see pp. 21-22). The APP Performance Award agreements provide that a recipient whose employment terminated for any reason during 2014 would not be entitled to any portion of the award. The MPP award agreements relating to the foregoing awards provide that a recipient whose employment terminated for any reason during the three-year performance period would be entitled to a pro rata portion of the foregoing awards.

After 2014, the extent to which performance goals were attained under the APP Performance Award agreements was determined, and the actual number of shares awarded to each NEO is set forth in this proxy statement in the table titled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END” on page 29.

(3)	Computed by adding the grant date fair value of the APP Performance Award and the grant date fair value of the MPP Performance Award (in each case, both cash and stock values). In accordance with FASB ASC Topic 718, the grant date fair value of the portions of the Performance Award targets denominated in shares was determined to be the product of the target number of shares awarded multiplied by $36.08, the closing market price on the grant date, as it was expected that the probable outcome of the performance conditions would lead to the achievement of the target number of shares.
28

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value(1) of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph G. Morone	—	—	—	—	—	17,433(2)	622,280	—	—
	—	—	—	—	—	—	—	31,591(3)	1,200,142
	—	—	—	—	—	—	—	28,669(4)	1,090,275
	—	—	—	—	—	—	—	22,661(5)	860,891

John B. Cozzolino	—	—	—	—	—	4,768(2)	181,136	—	—
	—	—	—	—	—	—	—	5,177(3)	196,674
	—	—	—	—	—	652(6,7)	24,769	—	—
	—	—	—	—	—	—	—	7,742(4)	294,119
	—	—	—	—	—	—	—	7,037(5)	267,336
	300	0	—	20.6300	11/7/2022	—	—	—	—

Daniel A. Halftermeyer	—	—	—	—	—	3,200(2)	121,560	—	—
	—	—	—	—	—	—	—	6,671(3)	253,431
	—	—	—	—	—	—	—	8,175(4)	310,568
	—	—	—	—	—	—	—	6,655(5)	252,823
	—	—	—	—	—	42,083(6,8)	1,598,733	—	—
	2,000	0	—	22.2500	5/14/2016	—	—	—	—
	2,000	0	—	19.7500	4/15/2017	—	—	—	—
	2,500	0	—	19.3750	11/4/2018	—	—	—	—
	4,000	0	—	15.6875	11/9/2019	—	—	—	—
	2,800	0	—	10.5625	11/15/2020	—	—	—	—
	4,000	0	—	20.4500	11/6/2021	—	—	—	—
	4,000	0	—	20.6300	11/7/2022	—	—	—	—

Ralph M. Polumbo	—	—	—	—	—	4,687(2)	178,135	—	—
	—	—	—	—	—	—	—	9,956(3)	378,228
	—	—	—	—	—	—	—	6,810(4)	258,712
	—	—	—	—	—	—	—	6,655(5)	252,823
	—	—	—	—	—	42,083(6,9)	1,598,733	—	—

Robert A. Hansen	—	—	—	—	—	1,877(2)	71,307	—	—
	—	—	—	—	—	—	—	4,149(3)	157,621
	—	—	—	—	—	—	—	4,408(4)	167,460
	—	—	—	—	—	—	—	3,695(5)	140,373
	150	0	—	19.3750	11/4/2018	—	—	—	—
	200	0	—	15.6875	11/9/2019	—	—	—	—
	450	0	—	10.5625	11/15/2020	—	—	—	—
	600	0	—	20.4500	11/6/2021	—	—	—	—
	1,000	0	—	20.6300	11/7/2022	—	—	—	—

(1)	Based on closing market price on December 31, 2014, of $37.99.
(2)	Represents shares actually earned by the NEO with respect to the APP Performance Award granted in 2014 and based on 2014 performance. Although such awards are not earned until January 1, 2015, the Company has determined to treat them as earned during 2014 and therefore outstanding at 2014 year-end solely for purposes of this disclosure. These awards are included in the “GRANTS OF PLAN-BASED AWARDS” table on page 28. As of January 1, 2015, 100% of the balance reported became vested, and these balances were distributed, in stock, on March 1, 2015.
29

(3)	Represents the shares actually earned by the NEO with respect to the MPP Performance Award granted to the NEO in 2012 under the 2011 Incentive Plan. These shares were earned based on performance during 2012, 2013 and 2014, and paid in 2015. None of the balance reported was earned as of December 31, 2014. As of January 1, 2015, 100% of the balance reported became vested, and these balances were distributed, in stock, on March 1, 2015.
(4)	Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2013 under the 2011 Incentive Plan. This share target is earned based on performance during 2013, 2014 and 2015, and paid in 2016. None of the balance reported was earned as of December 31, 2014.
(5)	Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2014 under the 2011 Incentive Plan. This share target is earned based on performance during 2014, 2015 and 2016, and paid in 2017. None of the balance reported was earned as of December 31, 2017. These awards are a part of those included in the “GRANTS OF PLAN-BASED AWARDS” table on page 28.
(6)	RSU granted under the RSU Plan.
(7)	The balance reported will vest and be payable on November 11, 2015.
(8)	One-half of the balance reported will vest and be payable on March 1, 2015 and the remainder will vest and be payable on August 1, 2015.
(9)	One-half of the balance reported will vest and be payable on January 1, in each of 2015 and 2017.

Description of Equity Awards

Equity awards referred to in the foregoing table include the following:

Stock Options. All of the options in the foregoing table were granted prior to 2002 under the 1992 or 1998 Stock Option Plans. Each option listed is fully vested and exercisable. The exercise price of each option is the fair market value of the Company’s Class A Common Stock on the date of grant.

Restricted Stock Units. RSUs granted under the RSU Plan are, upon vesting, paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date. No shares of Class A Common Stock are issued or issuable under the RSU Plan. There is no exercise price. In lieu of cash dividends, a holder of RSUs is credited with additional RSUs equal to the number of shares of Class A Common Stock having the same value on the dividend payment date as the aggregate dividends that would be payable on shares of Class A Common Stock equal in number to the RSUs held by such holder. (The crediting of such dividends is reflected in the above table.) RSU awards generally vest as to 20% of the awarded units on each of the first five anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. However, differing vesting schedules are permitted under the terms of the RSU Plan and have been used in special circumstances; such has been the case when special executive-retention incentives have been implemented for certain key executives. In the event of termination of employment, all unvested RSUs terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.

Performance Phantom Stock. Grants under the Performance Phantom Stock plan are denominated as share targets. However, no shares of Class A Common Stock are actually issued or issuable under the Plan, nor is there an exercise price. Instead, upon vesting, the earned shares are paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date. Each award entitles the recipient to earn and be credited with between 0% and 150% of the target award, based on the extent to which he or she attained certain performance goals during the annual performance period. Once the number of shares earned is determined, the awards generally vest as to 20% of the earned shares on the last day of February in each of the first five years following the performance period, but only if the holder is then employed by the Company or a subsidiary. Award recipients are not credited with additional shares based upon the payment of dividends. The performance period for the 2014 grants runs from January 1, 2014 through December 31, 2014, and payout on earned shares runs through February 2019.

Performance-based Incentive Awards. The performance-based incentive awards described in the foregoing table were granted under the Company’s 2005 and 2011 Incentive Plans.

Beginning in 2010, the performance-based incentive awards were structured in the form of the APP Performance Awards and the MPP Performance Awards described above. These awards established both share and cash targets, which are paid out as denominated when earned. An APP Performance Award is cancelled if the

30

recipient’s employment is terminated for any reason during the performance period. If the employment is terminated after the performance period, but prior to distribution of the award, the recipient is entitled to receive 100% of the earned award on the distribution date provided his or her employment is not terminated for “cause.” A recipient whose employment is terminated for “cause” forfeits any payments not yet paid, unless the Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion. An MPP Performance Award is cancelled only in the event the recipient’s employment is terminated for “cause,” in which case he or she would not be entitled to any payments unless the Committee or a Performance Committee of the Board determines otherwise in its absolute discretion. In the event a recipient’s employment is terminated for any other reason, the MPP Performance Award is not cancelled but the vesting ceases as of the date of termination. The recipient would then be entitled to a pro rata payment for the amount that vested. Such payment would be based on achievement of the performance goals at the end of the performance period and would be made on the distribution date established in the award.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joseph G. Morone	—	—	0	0	27,976	(2)	1,009,374
	—	—	—	—	16,859	(3)	608,273

John B. Cozzolino	—	—	300	32,080	6,566	(2)	236,901
	—	—	—	—	3,008	(3)	108,528

Daniel A. Halftermeyer	1,500	22,815	0	0	6,733	(2)	242,926
	—	—	—	—	3,048	(3)	109,972

Ralph M. Polumbo	—	—	0	0	2,477	(2)	89,370
	—	—	—	—	1,396	(3)	50,367

Robert A. Hansen	—	—	0	0	4,009	(2)	144,644
	—	—	—	—	1,399	(3)	50,475

(1)	Vesting of time-based RSUs granted pursuant to the Company’s RSU Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2014.
(2)	Vesting of share target under the MPP Performance Award granted to the NEO in 2011 pursuant to the 2011 Incentive Plan Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2014.
(3)	Vesting of share target under the APP Performance Award granted to the NEO in 2013 pursuant to the 2011 Incentive Plans. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2014.
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PENSION BENEFITS

		Number of Years Credited Service(2)	Present Value of Accumulated Benefit(3)	Payments During Last Fiscal Year
Name(1)	Plan Name	(#)	($)	($)
John B. Cozzolino	PensionPlus	14.75	94,000	—
	Supplemental Executive Retirement Plan	—	—	—
	Qualified Supplemental Retirement Benefits	—	44,000	—

Daniel A. Halftermeyer(4)	—		82,320	—

Robert A. Hansen	PensionPlus	27.67	642,000	—
	Supplemental Executive Retirement Plan	—	—	—
	Qualified Supplemental Retirement Benefits	—	—	—

(1)	The Company’s PensionPlus Plan and Supplemental Executive Retirement Plan were closed to new employees, effective October 1, 1998. Dr. Morone and Mr. Polumbo, who both joined the Company after the plans were closed, have no reportable pension benefits and are omitted from the table.
(2)	Where noted, credited service is the same as actual service through February 28, 2009.
(3)	The values of the pension benefits reported above are the present values of benefits expected to be paid in the future. The actuarial assumptions used to determine these values are the same as are used in the Company’s financial statements, except that the assumed retirement age for purposes of this table is the earliest unreduced retirement age as defined in the relevant plan. Present values are determined as of the Company’s measurement date for pension purposes (December 31, 2014). (Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a discussion of these assumptions.) Each amount assumes that the form of payment will be a single life annuity.
(4)	As a non-U.S. employee, Mr. Halftermeyer does not participate in the U.S. PensionPlus Plan, the Supplemental Executive Retirement Plan or the Qualified Supplemental Retirement Plan. Instead, as Mr. Halftermeyer is a French citizen working for a company affiliate in Switzerland, the Company is required by Swiss law to maintain a private pension for his benefit. The private pension is purchased through an insurance company. The Company’s Swiss subsidiary is required to make defined premium contributions. The premium paid by the Company in 2014 was CHF 6,736, or $7,363 using the conversion rate of 1.0932 U.S. dollars per Swiss franc, which is the rate used by the Company in its 2014 Consolidated Statements of Income and Retained Earnings. The policy was first purchased in 2007. The present value of the accumulated benefit is set forth in the table above (and has been translated into U.S. dollars at the rate of 1.0057 U.S. dollars per Swiss Franc, which was the applicable conversion rate as of December 31, 2014). In addition, Mr. Halftermeyer continues to participate in a French state-mandated social scheme as an expatriate. The Company contributes both the employer’s and employee’s share of the legally required contribution under this scheme. In early 2014, the Company paid €84,585, or $122,227 using the conversion rate of 1.3268 U.S. dollars per euro, which is the rate used by the Company in its 2014 Consolidated Statements of Income and Retained Earnings. This contribution covered the period from October 2013 through September 2014. Of this amount, approximately $37,371 was the employee’s required contribution, which the Company assumed as part of the international assignment.

PensionPlus Plan. The Company’s U.S. PensionPlus Plan, applicable to all salaried and most hourly employees in the United States who began employment on or before October 1, 1998, provides generally that an employee who retires at his or her normal retirement age (age 65) will receive a maximum annual pension equal to the sum of (a) 1% of his or her average annual base compensation for the three most highly compensated consecutive calendar years in his or her last ten years of employment (the “High Three Average”) times his or her years of service (up to 30) before April 1, 1994; plus (b) 0.5% of the amount by which his or her High Three Average exceeds a Social Security offset ($41,623 in 2009) times his or her years of service (up to 30) before March 31, 1994; plus (c) 1% of his or her High Three Average times years of service (up to 30) between March 31, 1994, and January 1, 1999; plus (d) 0.75% of such High Three average times years of service (up to 30) after December 31, 1998; plus (e) 0.25% of such High Three Average times years of service in excess of 30. The Plan

32

was amended effective February 28, 2009, to freeze the accrual of any new benefits. As a result, no participant has accrued any additional pension creditable service after that date, and the High Three Average is now determined in reference to the last ten years of employment prior to February 28, 2009.

Annual base compensation in any year used to determine a participant’s High Three Average is the rate of base earnings of such participant as of January 1 of such year. In the case of the NEOs, this means annual salary based on the salary rate in effect on January 1 of such year. It does not include other cash compensation (such as annual cash bonuses) or noncash compensation.

Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The effect of such limits is reflected in the amounts reported as the present value of benefits accumulated under the PensionPlus Plan.

The PensionPlus Plan permits early retirement at or after age 55 with at least ten years of service. Of the NEOs who participate in the Plan, only Mr. Hansen is eligible for retirement under the PensionPlus Plan, whether it is early or normal retirement. In general, provided that payment of benefits does not commence until the normal retirement age of 65, the pension of a participant retiring early will be calculated in the same manner as described above, taking into account years of service up to February 28, 2009, and such participant’s High Three Average prior to that date. A participant eligible for early retirement may also elect to commence benefits on or after his or her early retirement date and prior to age 65 in an amount that is the actuarial equivalent of his or her normal retirement benefit.

Supplemental Executive Retirement Plan. The Company’s unfunded Supplemental Executive Retirement Plan is intended to replace any PensionPlus benefits that a participant is prevented from receiving by reason of the Section 415 limits on pensions or the Section 401 limits on annual compensation used to calculate PensionPlus benefits. All plan participants affected by such limitations are eligible to receive benefits under the unfunded Supplemental Executive Retirement Plan. In other words, the pension formula described above is used to determine aggregate benefits under both plans — the portion that is not payable under the PensionPlus Plan due to the foregoing limits is payable under the Supplemental Executive Retirement Plan. The allocation is made on the basis of IRS regulations in effect on the valuation date. The Executive Retirement Plan was also amended effective February 28, 2009 to freeze the accrual of any new benefits.

Qualified Supplemental Retirement Benefits. Certain employees of the Company who were active on June 30, 2002, are entitled to receive additional qualified supplemental retirement (“QSR”) benefits under the PensionPlus Plan. On June 30, 2002, each covered employee was credited with an initial account balance in a specified amount. Each such participant had participated in deferred compensation plans maintained by the Company on or before such time, pursuant to which he or she could defer the receipt of earned cash compensation until retirement or other events. Amounts deferred earned interest at rates approved from time to time by the Compensation Committee. In each case, the amount initially credited to such employee’s QSR account was equal to an amount of deferred compensation (including interest) to which he or she was entitled but which he or she agreed to renounce. Each QSR account is credited with interest at 8.5% annually until retirement, at which time the QSR account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.

Nonqualified Deferred Compensation

There were no executive or Company contributions, or interest or other earnings, during 2014 under any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, nor did any NEO receive any withdrawals or distributions during, or have any account as of the end of, 2014.

Plan-based Compensation

Stock Options. There were no unexercisable options as of December 31, 2014 that would become exercisable upon the involuntary termination or retirement of any NEO.

RSUs and Performance-based Awards. The following chart indicates what the effect on RSUs and earned performance-based incentive awards in the accounts of each NEO would have been upon the occurrence of (a) termination of employment involuntarily on December 31, 2014, without cause, or (b) in the case of any NEO

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who had attained age 62 at the time, a voluntary or involuntary termination of employment on such date, without cause. (All of these awards are reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End” on page 29.)

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Number of Shares or Units of Stock That Would Vest Upon Such Termination (#)		Value of Shares or Units of Stock That Would Vest Upon Such Termination(1) ($)

Joseph G. Morone	17,433	(2)	0		0
	22,661	(3)	7,553	(4)	286,935
	28,669	(5)	19,114	(6)	726,127
	31,591	(7)	31,591		1,200,142

John B. Cozzolino	4,768	(2)	0		0
	7,037	(3)	2,345	(4)	89,103
	7,742	(5)	5,162	(6)	196,089
	5,177	(7)	5,177		196,674
	652	(8)	326		12,385

Daniel A. Halftermeyer	3,200	(2)	0		0
	6,655	(3)	2,218	(4)	84,266
	8,175	(5)	5,450	(6)	207,056
	6,671	(7)	6,671		253,431
	42,083	(9)	21,042		799,367

Ralph M. Polumbo	4,687	(2)	0		0
	6,655	(3)	2,218	(4)	84,266
	6,810	(5)	4,540	(6)	172,483
	9,956	(7)	9,956		378,228
	42,083	(9)	21,042		799,367

Robert A. Hansen	1,877	(2)	0		0
	3,695	(3)	1,232		46,786
	4,408	(5)	2,939		111,646
	4,149	(7)	4,149		157,621

(1)	Based on the closing market price on December 31, 2014 of $37.99.
(2)	Represents the number of shares earned pursuant to the APP Performance Award granted to the NEO in 2014 under the 2011 Incentive Plan based on 2014 performance. None of the balance reported was earned or vested as of December 31, 2014. Pursuant to the terms of the award, this award would be canceled upon termination for any reason on or before December 31, 2014.
(3)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2014 under the 2011 Incentive Plan. This target share award is earned based on performance during 2014, 2015 and 2016, and paid in 2017. None of the balance reported was earned as of December 31, 2014.
(4)	Represents one-third of the target share award in the NEO’s MPP Performance Award granted in 2014 under the 2011 Incentive Plan. Although not earned as of December 31, 2014, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2017 of the shares that vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2014.
(5)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2013 under the 2011 Incentive Plan. This target share award is earned based on performance during 2013, 2014 and 2015, and paid in 2016. None of the balance reported was earned as of December 31, 2014.
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(6)	Represents two-thirds of the target share award in the NEO’s MPP Performance Award granted in 2013 under the 2011 Incentive Plan. Although not earned as of December 31, 2014, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2016 of the share that vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2014.
(7)	Represents the number of shares actually earned pursuant to the MPP Performance Award granted to the NEO in 2012 under the 2011 Incentive Plan based on performance during 2012, 2013 and 2014. The award vested pro rata on a daily basis during the three-year performance period. Thus, in the event the NEO had been terminated for any reason other than for cause on December 31, 2014, the NEO would nevertheless have been entitled to a payout in 2015 of the shares set forth.
(8)	RSUs granted under the RSU Plan, other than those granted in connection with the special executive retention incentive implemented in February 2012. For these grants, amounts shown as vesting upon termination are payable at such time in cash.
(9)	RSUs granted under the RSU Plan in connection with a special executive retention implemented in February 2012. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.

Potential Payments upon Termination or Change in Control

Termination/Severance

Dr. Morone

The Committee believes that under certain circumstances, severance agreements are appropriate for the attraction and retention of executive talent, consistent with the practices of peer companies. In the case of Dr. Morone particularly, the Committee felt a severance provision was warranted in order to entice Dr. Morone to leave the security of his prior position and become the Company’s CEO. Thus, the Company’s employment agreement with Dr. Morone (see page 21) provides that in the event his employment is terminated for any reason, he will be entitled to any (a) unpaid base salary accrued to the effective date of termination, (b) unpaid but earned and accrued annual cash bonus for the portion of the year in which the termination of employment occurs and for any completed prior year for which the annual cash bonus has not been paid, (c) pay for accrued but unused vacation to which he is entitled calculated in accordance with the Company’s vacation policy, (d) benefits or compensation required to be provided after termination pursuant to, and in accordance with the terms of, any employee benefit plans, policies, or arrangements applicable to him, (e) unreimbursed business expenses incurred prior to termination and required to be reimbursed pursuant to the Company’s policy, and (f) any rights to indemnification to which he may be entitled under the Company’s Articles of Incorporation or By Laws. In addition, if the termination is by the Company without cause, he is entitled to receive an amount equal to twice his annual base salary at the time of termination, payable in 24 equal monthly installments. His right to receive these additional severance payments is contingent upon his continuing compliance with confidentiality and non-disparagement provisions in the agreement, and upon his having executed and delivered to the Company a release of any and all claims relating to his termination. For purposes of the agreement, “cause” is deemed to exist if a majority of the members of the Company’s Board of Directors determines that he has (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his duties, (ii) not made a good faith effort to carry out his duties, (iii) wrongfully and substantially enriched himself at the expense of the Company, or (iv) been convicted of a felony. There was no sunset included in the severance provision of Dr. Morone’s contract when it was drafted and executed. The Committee is aware of this fact but no action has been contemplated to incorporate such a provision. The industries in which the Company competes are undergoing significant changes to which the Company must respond. The Company believes that it is important to shareholder value that Dr. Morone leads the Company’s response to those changes without concern for the impact on his specific position. Nor has the fact that Dr. Morone’s contract contains a severance provision had any impact on the Committee’s deliberations and actions regarding his compensation.

Other Executive Officers

In December 2012, the Company entered into Severance Agreements with each of the Company’s executive officers, and several other senior managers. These agreements were meant to replace similar agreements expiring December 31, 2012. The material terms of the Severance Agreements provide that in the event the officer’s

35

employment is terminated by the Company at any time before December 31, 2015, for any reason other than cause, the officer shall be entitled to receive his or her gross monthly base salary in effect at the time of termination, less applicable withholdings and deductions, for the period of months specified in the individual officer’s agreement (the “Severance Period”). The Severance Period differs among officers, and ranges from 12 months to 18 months. For NEOs John B. Cozzolino, Daniel A. Halftermeyer, and Ralph M. Polumbo, the Severance Period was 18 months. For Mr. Hansen the severance period was 12 months. In order to receive the severance benefits, the officer is obligated to execute a release in favor of the Company at the time of termination and comply with the confidentiality and non-disparagement provisions of the Agreement. The officer is also bound by a restrictive non-competition covenant during the Severance Period. For the purposes of such agreements, cause is deemed to exist upon (i) the conviction of the officer for, or the entry of a plea of guilty or nolo contendere by the officer to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of the officer that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the officer’s duties as determined by the Company in its sole discretion; (iii) the officer’s willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the Company; (iv) the officer’s willful violation of the Company’s Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the officer’s duties as determined by the Company in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by the officer; (vi) the officer undertaking a position in competition with the Company; (vii) the officer having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) the officer having wrongfully and substantially enriched himself or herself at the expense of the Company. The Severance Agreements also contain a clawback provision which provides that an officer would forfeit any unpaid severance due pursuant to the agreement and would be required, upon demand, to repay any severance already paid if, after the officer’s termination: (i) there is a significant restatement of the Company’s financial results, caused or substantially caused by the fraud or intentional misconduct of the officer; (ii) the officer breaches any provision of the agreement, including, without limitation, the restrictive covenants, confidentiality and non-disparagement provisions; or (iii) the Company discovers conduct by the officer that would have permitted termination for cause, provided that such conduct occurred prior to the officer’s termination. The Agreement further provides that the officer would be afforded the enumerated severance benefits if his employment was terminated involuntarily without cause within one year of a change in control (as defined therein), potentially adding up to 12 months to the period of protection.

The Committee considers severance to serve as a bridge in the event employment is involuntarily terminated without cause. Therefore, the foregoing Severance Periods were deemed to be appropriate in light of the perceived length of time it could take for the NEO to find an equivalent position. At the time the agreements were approved, the Committee determined that individual officer agreements were superior to an all-inclusive policy because they provided more flexibility to address each officer’s situation, and his or her individual perceived importance to the Company and its strategies. It was further determined that fixed-term agreements during a period of significant restructuring and at a time of a developing global recession would allow each officer to focus on the needs of the business without concern for his or her own position.

Except as set forth above, the Company has not entered into any other agreement, contract, plan, or arrangement, written or unwritten, to provide payment to any NEO in connection with his retirement, severance, termination or separation.

Change in Control

Other than the provisions found in the RSU and Phantom Stock Plan, which are applicable to all employees who receive an award under those plans, and the severance agreements described above, the Company has no contract, agreement, plan, or arrangement, whether written or unwritten, that would provide for payment to an NEO at, following, or in connection with a change in control of the Company. The provisions of the RSU and Phantom Stock Plans provide that in the event of termination following a change of control, 100% of an award recipient’s unvested grant shall become immediately payable in full.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, and the related “say-on-pay” rules adopted by the Securities and Exchange Commission, the Company is asking stockholders to vote on the compensation provided to our NEOs, as described in the preceding sections of this proxy statement.

Accordingly, the Board of Directors recommends that stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This vote is nonbinding. Although it may not be possible to discern the specific concerns of stockholders that may cause them to cast a negative vote, the Board and the Compensation Committee expect to consider the outcome of the vote when determining future executive compensation.

As described in detail under “Compensation Discussion and Analysis” above, our compensation programs are designed to motivate our NEOs, and other members of management, to manage the Company so that it achieves superior performance and delivers value to our stockholders. We believe that our compensation program, with its balance of short-term cash incentives and long-term incentives (including equity-based awards that vest over multiple years) reward sustained performance that is aligned with delivering consistent value to our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

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DIRECTOR COMPENSATION

Directors who are not employees of the Company are compensated for their services by fees in cash and stock. All directors are reimbursed for expenses incurred in connection with such services. In addition, the Company provides travel and liability insurance to all directors. It is the goal of the Committee to set directors’ fees at a competitive level that will enable the Company to attract and retain talented, well-qualified directors. The payment of a portion of each director’s fee in shares of Class A Common Stock of the Company is intended to align the interests of the director with the interests of our stockholders, consistent with delivering shareholder value.

Annual Retainer. During 2014, directors received an annual retainer of $100,000, $50,000 of which was payable in shares of Class A Common Stock of the Company pursuant to the Directors’ Annual Retainer Plan. Directors serving for only a portion of the year received a pro-rated portion of the annual retainer.

Meeting Fees. In lieu of cash fees for regularly scheduled meetings, directors received an additional cash fee of $30,000, and members of the Audit Committee also received an additional annual cash amount of $5,000. These amounts were paid in four equal quarterly installments. Directors received cash fees of $750 for each special meeting of the Board or any Board Committee during 2014 that was designated as a telephone meeting. During 2014, one Board meeting and one Governance Committee meeting were so designated. Directors were also entitled to receive cash fees of $1,500 for each special meeting of the Board, and $1,000 for each special meeting of a Committee they attended in person or by telephone. The Audit Committee held one such meeting during 2014.

Other Fees. The Chairman of each standing committee of the Board received an annual fee during 2014 for such service: $5,000 for the Chairman of the Governance Committee, $7,500 for the Chairman of the Compensation Committee, and $12,000 for the Chairman of the Audit Committee. The Chairman of the Board received an annual fee of $55,000 for such service, and the Vice Chairman of the Board received an annual fee of $30,000 for such service. Directors receive $1,500 for each day that they are engaged in Company business (other than attendance at Board or Committee meetings) at the request of the Chairman of the Board or the Chief Executive Officer. Annual fees are paid in four equal quarterly installments. All amounts are paid in cash.

Director Pension. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000, and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000, payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001, or (b) the death of such person. Directors Christine Standish, Kailbourne, and Morone are the only current directors so eligible.

Share Ownership Guidelines. The Board has adopted share ownership guidelines for its members. Under these guidelines, directors are generally expected to retain ownership of shares of Common Stock awarded or acquired until an ownership equal to three (3) times the annual cash and stock retainer is attained. A director who has attained this level may elect to receive, in cash, all or a portion of a retainer payment otherwise payable in shares of Common Stock.

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DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation	Total ($)

Christine L. Standish	139,500	—	—	—	5,091	(2)	—	144,591

Erland E. Kailbourne	148,775	49,975	—	—	1,999	(2)	—	200,749

John C. Standish	160,750	—	—	—	66,000	(3)	—	226,750

John F. Cassidy, Jr.	140,750	—	—	—	—		—	140,750

Edgar G. Hotard	151,000	—	—	—	—		—	151,000

John R. Scannell	80,775	49,975	—	—	—		—	130,750

Katherine L. Plourde	89,025	49,975	—	—	—		—	139,000

Joseph G. Morone	—	—	—	—	6,214	(2)	—	6,214

(1)	As these are payments of shares, and not stock “awards,” there are no amounts deemed “outstanding” at the end of 2014.
(2)	Increase during 2014 in the actuarial present value of the director’s accumulated benefit under the director pension plan described in the narrative preceding this table.
(3)	Increase during 2014 in the actuarial percent value of Mr. Standish’s accumulated benefit under the Company’s U.S. defined benefit plan.
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RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP (“KPMG”) as auditors of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and to perform the reviews of the financial statements to be included in our quarterly reports on Form 10-Q with respect to the first three quarters of 2015.

As stated in the Audit Committee Report on page 8, the Audit Committee has received the communications related to KPMG’s independence required by applicable PCAOB rules, has discussed with KPMG its independence, and has considered whether the provision of the services referred to below under “All Other Fees” is compatible with maintaining the independence of KPMG. In accordance with its charter, the Committee has also reviewed KPMG’s report describing (1) its internal quality-control procedures, (2) any material issues raised in any recent internal review, peer review, or review by any government or professional authorities (such as the PCAOB) of one or more independent audits conducted by KPMG, and (3) any steps taken by KPMG to deal with any issues raised in such reviews.

Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, terminate, oversee and evaluate the performance of the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required to approve the ratification of the selection of KPMG as the Company’s independent auditor. A representative of KPMG will be present at the Annual Meeting and will be given an opportunity to make a statement, and will be available to respond to appropriate questions.

The Audit Committee does not expect to take action with respect to the appointment of auditors to audit the financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2015 until the second half of this year, and may issue requests to KPMG and other audit firms for proposals, which the Committee will review before making any appointment. The Audit Committee also reserves the right to appoint, reappoint, retain, or replace our auditors at any time, even after an appointment has been ratified by the stockholders. The stockholder vote on this proposal is advisory and nonbinding, and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of our auditors, the Audit Committee will consider such voting results with respect to any appointment.

Changes in Certifying Accountants

As previously reported by the Company in a Current Report on Form 8-K filed with Securities and Exchange Commission on May 22, 2014, on May 19, 2014, PricewaterhouseCoopers LLP (“PwC”) was dismissed as the Company’s independent registered public accounting firm. On May 19, 2014, the Company appointed KPMG LLP (“KPMG”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2014. The Audit Committee recommended and approved the decision to change independent registered public accounting firms.

PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and 2012 and through May 19, 2014, there have been (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report and (2) no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K of the Exchange Act. The Company has given permission to PwC to respond fully to the inquiries of the successor auditor.

The Company previously furnished a copy of these disclosures to PwC, and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with such disclosures. PwC provided such a letter, which was filed as an exhibit to the report.

During the two most recent fiscal years and through May 19, 2014, the Company did not consult with KPMG regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K under the Exchange Act.

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Audit Fees

The aggregate fees billed by or agreed to with KPMG for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services in connection with statutory and regulatory filings or engagements were $1,770,612 for 2014.

Audit-related Fees

The aggregate fees billed by KPMG in 2014 for assurance or related services reasonably related to the performance of the audit or review of the Company’s annual financial statements, including benefit plans, were $85,000.

Tax Fees

The aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning in 2014 were $135,210. Billings were primarily for assistance in the preparation of tax returns and filings, assistance in connection with tax audits, tax advice in connection with corporate and business restructuring activities, and general tax advice.

All Other Fees

KPMG did not bill for any other products or services not described above in 2014.

Preapproval Policy

It is the responsibility of the Company’s Audit Committee to approve all audit and nonaudit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation, or rule.

The Chairman of the Audit Committee is permitted to preapprove any engagement of the independent auditor for services that could be properly preapproved by the Committee, provided that the anticipated fees with respect to the services so preapproved do not exceed $100,000. The Chairman is required to report such preapprovals to the next regular meeting of the Committee.

The Audit Committee is required to preapprove each engagement of the independent auditor not preapproved by the Chairman of the Committee. Each such preapproval must describe the particular service to be rendered. No preapproval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations, and the independent auditor is requested to confirm that such service will not compromise its independence as part of the preapproval process.

With respect to the engagement of the independent auditor to provide routine and recurring audit-related tax and other nonaudit services, preapproval of the Audit Committee may take the form of approval of a schedule describing such services in reasonable detail and specifying an annual monetary limit. Each audit or nonaudit service (excluding tax services provided in the ordinary course) shall be reflected in a written engagement or other writing. In connection with the provision of permitted tax services, the independent auditor is required to, among other things, provide a written description of the services and discuss their impact on the auditor’s independence.

None of the 2013 or 2014 services described above was approved by the Audit Committee or its Chairman pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which permits the waiver of preapproval requirements in connection with the provision of certain nonaudit services.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF
KPMG LLP

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AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

Our Restated Certificate of Incorporation, filed with the Delaware Secretary of State on February 16, 1989 (the “Existing Certificate of Incorporation”), imposes restrictions on the manner in which, and transferees to whom, our Class B Common Stock, which is entitled to ten (10) votes per share at meetings of our stockholders (or with respect to actions by written consent of our stockholders), may be transferred. Specifically, our Existing Certificate of Incorporation provides that any such transfer that does not qualify as one of the categories of “Permitted Transfers” enumerated therein will result in the automatic conversion of any such shares of Class B Common Stock into Class A Common Stock, which is entitled to one vote per share at meetings of our stockholders (or with respect to actions by written consent of our stockholders). Broadly speaking, these provisions were intended to permit holders of Class B Common Stock to transfer shares among themselves and to family members and trusts and other entities in order to enable appropriate estate and tax planning of families holding shares of Class B Common Stock, but to restrict the transfer of the voting power of the Class B Common Stock by prohibiting any such transfer to unrelated third parties without a concomitant conversion of such shares into Class A Common Stock.

In the course of reviewing our Existing Certificate of Incorporation in connection with a proposed “Permitted Transfer” of Class B Common Stock for family estate and tax planning purposes, our management identified potential ambiguities in the language used in the definitions of “transfer” and “Permitted Transfer”. More generally, after discussions with representatives of the Class B holders, we recognized that some language in the “Permitted Transfer” provisions relating to transfers by Class B holders may be unclear and could be simplified and updated. In order to clarify any ambiguities in the relevant definitions and to correct typographical errors, and to simplify and update the provisions permitting transfers for estate and tax planning purposes while more clearly expressing that transfers to third parties who are not, and are not holding for the benefit of, existing Class B holders or family members of Class B holders are not “Permitted Transfers”, we are recommending the adoption by our stockholders of an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to include certain limited amendments to the relevant transfer and “Permitted Transfer” provisions. We do not view the proposed amendments as substantively changing our Existing Certificate of Incorporation. The Board has unanimously approved the Amended and Restated Certificate of Incorporation.

Our Existing Certificate of Incorporation currently provides in Article IV, Section 3(e)(iii) that “As used herein, a ‘transfer’ of shares shall include any type of a transfer of an interest in shares, whether by sale or exchange, by gift, by operation of law, by pledge or encumbrance, or otherwise.” Although the definition is written broadly to cover a “transfer of an interest in shares,” the references to “interest” and “shares” are undefined, which may create ambiguity regarding what types of transfers are restricted. In order to clarify the language in a manner consistent with the original intent of the provision, we are recommending an amendment that would specify that an “interest” includes an interest that is “direct or indirect, record, beneficial, economic, voting or otherwise” and clarify that transfers subject to restrictions include not only transfers of “shares” but also transfers of any “capital stock, partnership interests, membership interests or other equity or beneficial interests”.

The text of the proposed amendment in Article IV, Section 3(e)(iii) of the Amended and Restated Certificate of Incorporation is set forth below:

“(iii) As used herein, a “transfer” of shares shall include any type of transfer of an interest (direct or indirect, record, beneficial, economic, voting or otherwise) in shares or other Equity Interests, whether by sale or exchange, by gift, by operation of law, by pledge or encumbrance, or otherwise.”

More generally, Article IV, Section 3(e)(iv), currently provides that (among other things) the following transfers are “Permitted Transfers” of our Class B Common Stock: transfers to other holders of Class B Common Stock (in Section 3(e)(iv)(2)); transfers to trusts for the benefit of such holder’s parents, grandparents, spouse, issue, whole or half brothers or sisters and/or cousins (in Section 3(e)(iv)(4)); and transfers by corporations that are Class B holders to corporations that directly or indirectly (i) are owned 100% by, (ii) own 100% of, or (iii) are 100% within the same corporate family with, such holder (in Section 3(e)(iv)(8)). Although the intention of the language regarding Permitted Transfers to corporations, consistent with the overall approach to “Permitted Transfers,” is to limit such transfers to entities whose equity interests are owned by or for the benefit of existing Class B holders or members of their families, the language of this provision does not expressly reference this limitation. Further, the text refers only to “corporations” while we believe the intention was to include other forms of business entities, some of which were not as common in the 1980s when this provision was initially drafted. In order to simplify and update the language regarding transfers permitted for estate and tax planning purposes, and to clarify the limitation on

42

transferring ownership of business entities to third parties who are not, and are not holding for the benefit of, existing Class B holders or members of their families, we are recommending the adoption by our stockholders of the amendment to Section 3(e)(iv)(8) in the Amended and Restated Certificate of Incorporation.

The text of the proposed amendment in Article IV, Section 3(e)(iv)(8) of the Amended and Restated Certificate of Incorporation is set forth below:

“(8) A transfer of such shares to any one or more of: (i) a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate and any lineal ancestor or descendant of such natural person; (ii) a spouse of a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate and any spouse of a lineal ancestor or descendant of such natural person; (iii) a guardian or conservator (in such capacity and for so long as serving in such capacity) for any person identified in clause (i) or (ii) who has been adjudged disabled by a court of competent jurisdiction; (iv) the executor or administrator (in such capacity and for so long as serving in such capacity) of the estate of any person identified in clause (i) or (ii); (v) a trust (or custodial account under a Uniform Transfers to Minors Act or Uniform Gifts to Minors Act of any jurisdiction) of which one or more persons identified in clauses (i) and/or (ii) are the Primary Beneficiaries, and (vi) a corporation, partnership, limited liability company, or other business entity in which all of the capital stock, partnership interests, membership interests or other equity or beneficial interests (each, an “Equity Interest”) are owned by one or more persons or entities identified in clauses (i), (ii), (iii), (iv) and/or (v) (each such person or entity, a “Permitted Holder”), provided that if any Equity Interest of such entity is transferred to any person who is not a Permitted Holder such transfer shall also be a transfer of the shares of Class B Common Stock held by such entity, shall not be a “Permitted Transfer” of such shares and shall be subject to all of the restrictions set forth in this Section 3(e), including the mandatory conversion of such shares into Class A Common Stock as set forth in Section 3(e)(ii).”

Lastly, our Existing Certificate of Incorporation currently provides in Article IV, Section 3(e)(vi) that “Any purported transfer of Class B Common Stock in violation of the provisions of this Section 3(e) shall be null and void and without effect, and the Corporation shall not register any such purported transfer.” Separately, Article IV, Section 3(e)(ii) provides that any transfer of Class B Common Stock other than a “Permitted Transfer”, as defined therein, shall result in automatic conversion of such shares to Class A Common Stock. In order to avoid any inconsistent interpretation of these two provisions and make explicit that upon a transfer of Class B Common Stock that is not a Permitted Transfer, the Company shall register such transfer but only to effect the conversion of such shares into Class A Common Stock, we are recommending adoption by our stockholders of the amendment provided below in the Amended and Restated Certificate of Incorporation.

The text of the proposed amendment in Article IV, Section 3(e)(vi) of the Amended and Restated Certificate of Incorporation is set forth below:

“(vi) Any purported transfer of Class B Common Stock in violation of the provisions of this Section 3(e) shall be null and void and without effect, and the Corporation shall not register any such purported transfer other than to effect the conversion into Class A Common Stock as set forth in Section 3(e)(ii).”

The description of the Amended and Restated Certificate of Incorporation in this proxy statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Certificate of Incorporation, which is attached to this proxy statement as Appendix B-1. For convenience, a copy of the Amended and Restated Certificate of Incorporation showing changes from the Existing Certificate of Incorporation, with deleted text shown in strikethrough and added text shown as double-underlined, is attached to this proxy statement as Appendix B-2.

Vote Required

Vote of Class A Common Stock and Class B Common Stock

Under Sections 242 and 245 of the General Corporation Law of the State of Delaware, the adoption of the Amended and Restated Certificate of Incorporation to clarify and update the provisions related to restrictions on the transfer of our Class B Common Stock requires the affirmative vote of the holders of a majority of the voting power of our Class A Common Stock and Class B Common Stock outstanding on the record date and entitled to vote thereon, voting together as a single class.

43

Separate Vote of Class B Common Stock

Section 242 of the General Corporation Law of the State of Delaware also entitles the holders of the outstanding shares of a class to vote as a separate class on any amendment to the Certificate of Incorporation if the amendment would alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. Although the Board does not believe the Amended and Restated Certificate of Incorporation would have such an adverse effect, after consulting with Delaware counsel, the Board concluded it is advisable to seek separate approval from the holders of shares of Class B Common Stock to eliminate any uncertainty. Accordingly, we are seeking the affirmative vote of the holders of a majority of the voting power of our Class B Common Stock outstanding as of the record date and entitled to vote thereon, voting as a separate class.

Because in each case the affirmative vote to approve the adoption of the Amended and Restated Certificate of Incorporation is based upon the outstanding voting power of Class A Common Stock and Class B Common Stock, as applicable, if you fail to submit a proxy and do not vote in person at the Annual Meeting, or if you vote “Abstain” or if you do not provide your brokerage firm with voting instructions, it will have the same effect as a vote “Against” the proposal to approve the adoption of the Amended and Restated Certificate of Incorporation. For more information on the number of votes entitled to be cast at the meeting, see the section entitled “Voting Procedures” above.

Other Information

J. Spencer Standish, related persons (including Christine L. Standish and John C. Standish, directors of the Company) and William M. Doyle Jr., as sole investment adviser of trusts for the benefit of descendants of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 53% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish and such persons cast votes as expected, approval of the adoption of the Amended and Restated Certificate of Incorporation by the holders of our Class A Common Stock and Class B Common Stock voting together and by the holders of our Class B Common Stock voting separately as a class will be assured.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

THE APPROVAL OF THE ADOPTION OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

44

STOCKHOLDER PROPOSALS

The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered, or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Meeting not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders, and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal, and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“the Proxy Rules”). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules, and (ii) be accompanied by the written consent of each proposed nominee to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.

Proposals of stockholders that are intended to be presented at the Company’s 2016 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 216 Airport Drive, Rochester, New Hampshire 03867, not later than December 17, 2015, in order to be considered for inclusion in the Company’s proxy statement and form of proxy. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.

In addition, management proxies for the 2016 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 26, 2016, or if such proposal has been properly excluded from such proxy statement and form of proxy.

OTHER MATTERS

The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

Charles J. Silva, Jr.
Secretary

April 7, 2015
45

APPENDIX A

Supplement to Compensation Discussion and Analysis

Performance Measurement Metric Definitions

The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Award Metrics and Goals” beginning on page 21.

“2014 Total Company Cash Flow” — the amount reported as “Net Income” for 2014 in the Company’s Consolidated Statement of Income, exclusive of any Research and Development costs related to Albany Engineered Composites, Inc. (“AEC”) and any amount recorded for the non-controlling interest in the Albany Safran Composites (“ASC”) subsidiary of AEC, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs, provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses; (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during 2014, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations; (5) to exclude the effect on income of any fixed asset-write-offs related to specific discontinued programs within the AEC business segment (including ASC), (6) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during 2014 or any non-cash charges associated with the redemption of convertible notes; and (7) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period (the foregoing hereinafter collectively referred to as the “Adjustments”); then further adjusting the resulting amount by: (X) deducting therefrom the aggregate sum of all approved capital expenditures released during 2014, plus any over-budget capital expenditures costs or less any under budget capital expenditure costs budgeted regardless of the year in which released, except in such cases when the capital expenditure is related to the Albany Engineered Composites business segment; (Y) adding back any expense related to machinery and equipment relocations, or other capital expenditures associated with plant closings or consolidation of manufacturing capacity; and (Z) by increasing, or decreasing as the case may be, the amount by a sum equal to the net decrease (or increase) in the aggregate sum of Accounts Receivable and Inventories less Accounts Payable between 2013 and 2014. Accounts Receivable, Inventories, and Accounts Payable shall in each case mean the amounts set forth in the Company’s financial accounting systems and reported in the Company’s year-end consolidated financial statements for the applicable year in accordance with GAAP, adjusted to exclude (1) any Accounts Receivable, Inventories or Accounts Payable attributable to the Company’s Albany Engineered Composites business segment, (2) any Accounts Receivable, Inventories, and Accounts Payable attributable to any business operations acquired during the applicable year and (3) the effect of currency fluctuations. For the purposes of this definition, any funds released for the Company’s equipment contingency budget shall not reduce cash flow.

“2014 Global MC Cash Flow” — the amount reported as “Net Income” for the Global Machine Clothing business segment for 2014 in the Company’s Consolidated Statement of Income for 2014, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments as the same may be applied to such business segment then further adjusting the resulting amount by: (X) deducting therefrom the aggregate sum of all approved Machine Clothing capital expenditures

A-1

released during 2014, plus any over-budget capital expenditures costs or less any under budget capital expenditure costs budgeted regardless of the year in which released; (Y) adding back any expense related to machinery and equipment relocations, or other capital expenditures associated with plant closings or consolidation of manufacturing capacity; and (Z) by increasing, or decreasing as the case may be, the amount by a sum equal to the net decrease (or increase) in the aggregate sum of Machine Clothing Accounts Receivable and Inventories during the Performance Period. Accounts Receivable and Inventories shall in each case mean the amounts set forth in the Company’s financial accounting systems and reported in the Company’s year-end consolidated financial statements for the applicable year in accordance with GAAP, adjusted to exclude (1) any Accounts Receivable or Inventories attributable to any business operations acquired during the applicable year and (2) the effect of currency fluctuations. For the purposes of this definition, any funds released for the Company’s equipment contingency budget shall not reduce cash flow. For the purposes of determining the Metric Percentage achieved, the following goals were established:

	Metric Percentage
Performance Metrics	0%	50%	100%	150%	200%
2014 Global MC Cash Flow	< $123.3M	≥ $123.3M	≥ $176.1M	≥ $211.30M	≥ $246.5M

“2014 Adjusted Global ASC EBITDA” — the amount reported as “Net Income” from the Albany Safran Composites business segment as reported in the Company’s 2014 Consolidated Statement of Income, exclusive of research and development costs and any amount recorded for the non-controlling interest in ASC, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities adjusted according to the Adjustments as the same may be applied to such business segment. For the purposes of determining the Metric Percentage achieved, the following goals were established:

	Metric Percentage
Performance Metrics	0%	50%	100%	150%	200%
2014 Adjusted Global ASC EBITDA	<$5.8M	≥ $5.8M	≥ $9.8M	≥ $13.8M	≥ $17.8M

“2014 Adjusted Global AEC EBITDA excluding ASC and R&D” — the amount reported as “Net Income” from the Albany Engineered Composites business segment as reported in the Company’s 2014 Consolidated Statement of Income, exclusive of research and development costs and any amount recorded for the non-controlling interest in ASC, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments as the same may be applied to such business segment, then further adjusting the resulting amount by deducting therefrom the amount determined to be the 2014 Adjusted Global ASC EBIDTA calculated according to the definition set forth above. For the purposes of determining the Metric Percentage achieved, the following goals were established:

			Metric Percentage
Performance Metrics	0%	50%	100%	150%	200%
2014 Adjusted Global AEC EBITDA excluding ASC and R&D	< -$6.5M	≥ -$6.5M	≥ -$2.5M	≥ $1.5M	≥ $5.5M

“2014 Global AEC Performance Metric” — shall be a weighted average and shall equal (50% x Metric Percentage achieved for the 2014 Adjusted Global ASC EBITDA metric defined above) + (20% x Metric Percentage achieved for the 2014 Adjusted Global AESC EBITDA excluding ASC and R&D metric defined above) + (30% x Metric Percentage achieved for AEC Milestones metric defined below).

“2014 Other Cash Flow” — shall be equal to 2014 Total Company Cash Flow less the amounts determined to be 2014 Global MC Cash Flow, 2014 Adjusted Global ASC EBITDA and 2014 Adjusted Global AEC EBITDA excluding ASC and R&D. For the purposes of determining the Metric Percentage achieved, the following goals were established:

			Metric Percentage
Performance Metrics	0%	50%	100%	150%	200%
2014 Other Cash Flow	< -$58.9M	≥ -$58.9M	≥ -45.3M	≥ -$36.2M	≥ -$27.1M
A-2

“2014 Weighted Corporate Performance Metric” — shall be a weighted average and shall equal (60% x Metric Percentage achieved for the 2014 Global MC Cash Flow Metric defined above) + (30% x Metric Percentage achieved for the 2014 Global AEC Performance Metric defined above) + (10% x Metric Percentage achieved for 2014 Other Cash Flow defined above).

“Success in achieving AEC Program Progress Milestone Goals” — Successful achievement of one or more project milestones within a designated list of nine (9) programs then currently in progress or contemplated within the Albany Engineered Composites business segment. Each project was assigned an individual incremental weight which could aggregate to 150% of goal if success was achieved in each program. For the purposes of the Performance Metric, the successful achievement of a project milestone could only be derived from those designated programs and the specific milestones assigned to each program. The Committee has determined that disclosing actual programs and/or milestones would result in competitive harm to the Company.

“Success in Achieving R&D Development Project Goals” — Successful performance was defined as the establishment of a defined trial plan, with specific customer machines targeted, coupled with the shipment of at least one trial fabric to the customer during the Performance Period. For the purposes of this Performance Metric, the trial plan needed to relate to one of the then currently existing development projects identified on the Corporate Research & Development Priority List, provided, however that for each of those development projects only one trial plan could be considered a success and any additional trial plan must be from within one of the other development projects. Each development project was assigned an individual incremental weight which could aggregate to 150% of goal if success was achieved in each project. The Committee has determined that disclosing actual development projects would result in competitive harm to the Company.

“Aggregate Global MC Cash Flow” — the aggregate total amount reported as Global MC Cash Flow (as defined above) in 2014, 2015 and 2016.

“Aggregate Adjusted Global ASC EBITDA” — the aggregate total amount of Adjusted Global ASC EBITDA (as defined above) in 2014, 2015, and 2016.

“Aggregate Adjusted Global AEC EBITDA excluding ASC and R&D” — the aggregate total amount of Adjusted Global AEC EBITDA excluding ASC and R&D (as defined above) in 2014, 2015, and 2016.

“Weighted Average of Three AEC performance Metrics” — shall equal (50% x Metric Percentage achieved for the Aggregate Adjusted Global ASC EBITDA Metric defined above) + (20% x Metric Percentage achieved for the Aggregate Adjusted Global AEC EBITDA excluding ASC and R&D Metric defined above) + (30% x Metric Percentage achieved for the Success in Achieving Long Term AEC Research and Technology Development Goals Metric defined below).

“Success in Achieving Long Term AEC Research and Technology Development Goals” — For the purposes of this performance metric, success would be a combination of achieving (1) at least six (6) a new projects or new phases of an existing project specifically involving customer participation on projects having a technical readiness levels of between 1 and 4 and annual revenue potential of at least $5 million per product or product family and (2) at least three (3) new commercial collaborations on existing development projects having a technical readiness level of 5 or greater and annual potential of at least $5 million per product or product family. The targeted performance for 100% achievement of goal was twelve (12) new initiatives commenced AND six (6) new commercial collaborations entered into during the Performance Period.

“Success in Achieving Long Term Development Project Goals” — shall mean the establishment of a defined trial plan, with a specific customer’s machine targeted, coupled with the shipment of at least one trial fabric to the customer for during the Performance Period and, where required, a minimum number of reorders to different machine positions, from any of the following seven (7) existing development projects identified on the Corporate Research & Development Priority List, provided, however that for each of those seven development projects only one new product trial shall may be considered a success and any additional trial must be from within one of the other development projects. Each development project was assigned an individual incremental weight which could aggregate to 150% of goal if success was achieved in each project. The Committee has determined that disclosing actual development projects would result in competitive harm to the Company.

A-3

APPENDIX B-1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALBANY INTERNATIONAL CORP.

     It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the “corporation”) is ALBANY INTERNATIONAL CORP.

         (b) The name under which the corporation was originally incorporated is ALBINT INC.; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is July 24, 1987.

     2. This Amended and Restated Certificate of Incorporation of the corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the corporation’s Restated Certificate of Incorporation.

     3. The text of the Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, Albany International Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this __ day of _________, ____.

ALBANY INTERNATIONAL CORP.,
a Delaware corporation
By:	________________________
Name:
Title:
B-1-1

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALBANY INTERNATIONAL CORP.

ARTICLE I — NAME

     The name of the corporation (hereinafter referred to as “the Corporation”) is ALBANY INTERNATIONAL CORP.

ARTICLE II — REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III — PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV — CAPITAL STOCK

     Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue shall be One Hundred Twenty Seven Million (127,000,000), consisting of One Hundred Million (100,000,000) shares of Class A Common Stock having a par value of One-Tenth of One Cent ($.001) per share, Twenty Five Million (25,000,000) shares of Class B Common Stock having a par value of One-Tenth of One Cent ($.001) per share and Two Million (2,000,000) shares of Preferred Stock having a par value of Five Dollars ($5.00) per share.

     Section 2. Issuance of Capital Stock. Except as otherwise provided in this Article IV, shares of Class A Common Stock, Class B Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of any shareholders of the Corporation.

     Section 3. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall have relative voting, dividend, liquidation and other rights, powers and limitations as set forth below:

     a. Voting.

     (i) At every meeting of the shareholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of shareholders),

B-1-2

(Article IV, Section 3(a), continued)

each share of Class A Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent). Except as otherwise required by law or by this certificate of incorporation, Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which common shareholders are entitled to vote, including the election of directors.

     (ii) Except as otherwise provided in Section 5 of this Article IV and except as required by law or as determined by the Board of Directors pursuant to Section 4 of this Article IV, the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, in accordance with the provisions of this Section 3(a).

     (iii) Except as provided in Section 3(a)(iv) of this Article IV, the authorization, issuance, sale or distribution by the Corporation of shares of Class B Common Stock shall require (1) the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and (2) the affirmative vote of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.

     (iv) The affirmative vote of the Class A Common Stock or Class B Common Stock shall not be required for the distribution of Class B Common Stock to the holders of Class B Common Stock in connection with a stock dividend or split up, subdivision, combination or reclassification of shares of common stock of the Company, if Class A Common Stock is concurrently and proportionately distributed to holders of Class A Common Stock (such a distribution of Class A Common Stock to be deemed proportionate hereunder if the number of shares of Class A Common Stock distributed with respect to each share of Class A Common Stock equals the number of shares of Class B Common Stock distributed with respect to each share of Class B Common Stock; such concurrent, proportionate distributions are hereinafter collectively referred to as a “Pro Rata Distribution”).

     b. Dividends.

     (i) Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Class A Common Stock as and when declared by the Board of Directors out of any funds legally available therefor; provided, however, that no stock dividend may be paid upon the Class A Common Stock unless such stock dividend is part of a Pro Rata Distribution.

     (ii) Prior to September 1, 1990, no dividends may be paid upon the Class B Common Stock other than a stock dividend which is part of a Pro Rata Distribution.

B-1-3

(Article IV, Section 3(b), continued)

     (iii) From September 1, 1990 through August 31, 1991, dividends may be paid upon the Class B Common Stock as and when declared by the Board of Directors out of any funds legally available therefor; provided, however, that in no event may the dividend paid per share upon the Class B Common Stock (other than a stock dividend which is part of a Pro Rata Distribution) be less than 50%, nor more than 100%, of the dividend concurrently paid per share upon the Class A Common Stock.

     (iv) From and after September 1, 1991, shares of Class A Common Stock and Class B Common Stock will be treated equally for purposes of dividends except with respect to any stock dividend which is part of a Pro Rata Distribution.

     c. Stock Splits and Other Transactions.

     Shares of Class A Common Stock or Class B Common Stock may not be split up, subdivided, combined or reclassified except as part of a Pro Rata Distribution, except upon the affirmative vote of the Class A Common Stock and the Class B Common Stock, voting as separate classes, as provided in Section 3(a) of this Article IV.

     d. Conversion.

     (i) At any time prior to February 1, 1988 or after August 31, 1990, each share of Class B Common Stock may be converted, at the option of the holder thereof, into one (1) fully paid and non-assessable share of Class A Common Stock, subject to the following provisions:

(1)	Such conversion rights shall be exercised by the surrender, by the record holder of the shares of the Class B Common Stock so to be converted, of the certificate representing such shares during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Class A Common Stock is then duly appointed and acting (“the Transfer Agent”), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof so to convert, and (if so required by the Corporation or by the Transfer Agent) by an instrument or instruments of transfer, in form satisfactory to the Corporation or to the Transfer Agent.
(2)	A conversion of shares of Class B Common Stock hereunder shall be deemed to have occurred at the close of business on the date on which the Corporation or the Transfer Agent has received the certificate or certificates representing such shares, the written notice of election to convert such shares and any instrument or instruments of transfer required by the Corporation or the Transfer Agent, in accordance with the provisions of the immediately foregoing paragraph (1).
B-1-4

(Article IV, Section 3(d), continued)

(3)	As soon as practicable after a conversion hereunder, the Corporation or the Transfer Agent shall deliver to, and in the name of, the record holder requesting such conversion a certificate or certificates representing shares of Class A Common Stock issuable upon such conversion, without charge for any stamp or similar tax.
(4)	The Corporation shall not be required to convert Class B Common Stock and no surrender of Class B Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered in accordance with the provisions hereof.

     (ii) From and after September 1, 1990, any share of Class B Common Stock transferred other than in a Permitted Transfer (as defined in Section 3(e) of this Article IV) shall be automatically converted (without any further act), upon such transfer, to a share of Class A Common Stock, whether or not certificates representing such share of Class B Common Stock shall theretofore have been duly surrendered for conversion.

     (iii) The Corporation will at all times reserve, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and non-assessable and not entitled to any preemptive rights.

     (iv) All shares of Class B Common Stock converted pursuant to this Section 3(d) shall thereupon be retired and revert to the status of authorized and unissued shares.

     (v) The Corporation shall, on the certificates representing shares of Class B Common Stock, place a legend referring to the restrictions on conversion imposed by this Section 3(d).

e. Transferability.

     (i) Shares of Class A Common Stock are not subject to any restrictions on transfer.

B-1-5

(Article IV, Section 3(e), continued)

     (ii) Prior to September 1, 1990, shares of Class B Common Stock may not be transferred except in a Permitted Transfer (as defined below). From and after September 1, 1990, shares of Class B Common Stock are not subject to any restrictions on transfer, except that any transfer of such shares other than a Permitted Transfer shall automatically result (without any further act) in conversion of such shares transferred to shares of Class A Common Stock as provided in Section 3(d)(ii) of this Article IV, such automatic conversion to become effective upon such transfer.

     (iii) As used herein, a “transfer” of shares shall include any type of transfer of an interest (direct or indirect, record, beneficial, economic, voting or otherwise) in shares or other Equity Interests (including Equity Interests in an entity that holds Class B Common Stock), whether by sale or exchange, by gift, by operation of law, by pledge or encumbrance, or otherwise.

     (iv) As used herein, a “Permitted Transfer” of shares of Class B Common Stock by the holder thereof shall mean any of the following:

(1)	A transfer of such shares to the Corporation.
(2)	A transfer of such shares by the holder thereof to another holder of Class B Common Stock.
(3)	A transfer of such shares resulting from the death of the holder thereof to another holder of Class B Common Stock.

(4)	If such shares are held by a trust, (i) a transfer pursuant to the terms of the governing trust instrument as in effect when the transferred shares were acquired by that trust or (ii) a transfer to another trust which was established by the same settlor or by a parent, grandparent or Permitted Beneficiary of said settlor and which has as its Primary Beneficiaries the settlor and/or one or more of the parents, grandparents or Permitted Beneficiaries of the settlor. For purposes hereof, “Permitted Beneficiary” shall mean, as to any natural person, such person’s spouse, such person’s issue, a spouse of such person’s issue, a whole or half brother or sister of such person and/or a cousin of such person; and “Primary Beneficiaries” shall mean beneficiaries of a trust, other than contingent remaindermen, who have, in the aggregate, a beneficial interest in at least 85% of the income and principal of the trust.
(5)	A bona fide pledge of such shares, provided that any action by the pledgee in the nature of a foreclosure or other transfer shall be subject to all of the restrictions on transfer set forth in this Section 3(e).
(6)	A transfer of such shares by a holder who is a natural person to a Permitted Beneficiary of such holder or to a trust which has as its Primary Beneficiaries such holder and/or one or more Permitted
B-1-6

(Article IV, Section 3(e), continued)

Beneficiaries of such holder or to a trust having one or more organizations described in Section 170(c)(2) of the Internal Revenue Code of 1986 (or any successor provision thereto) as an income beneficiary for a fixed period of years and having as its other Primary Beneficiaries such holder and/or one or more Permitted Beneficiaries of such holder.
(7)	A transfer of such shares by the holder thereof to a nominee for such holder; or by a nominee for a holder of such shares to such holder or to another nominee for such holder.
(8)	A transfer of such shares to any one or more of: (i) a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate of Incorporation and any lineal ancestor or descendant of such natural person; (ii) a spouse of a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate of Incorporation and any spouse of a lineal ancestor or descendant of such natural person; (iii) a guardian or conservator (in such capacity and for so long as serving in such capacity) for any person identified in clause (i) or (ii) who has been adjudged disabled by a court of competent jurisdiction; (iv) the executor or administrator (in such capacity and for so long as serving in such capacity) of the estate of any person identified in clause (i) or (ii); (v) a trust (or custodial account under a Uniform Transfers to Minors Act or Uniform Gifts to Minors Act of any jurisdiction) of which one or more persons identified in clauses (i) and/or (ii) are the Primary Beneficiaries, and (vi) a corporation, partnership, limited liability company, or other business entity in which all of the capital stock, partnership interests, membership interests or other equity or beneficial interests (each, an “Equity Interest”) are owned by one or more persons or entities identified in clauses (i), (ii),(iii), (iv) and/or (v) (each such person or entity, a “Permitted Holder”), provided that if any Equity Interest of such entity is transferred to any person who is not a Permitted Holder such transfer shall also be a transfer of the shares of Class B Common Stock held by such entity, shall not be a “Permitted Transfer” of such shares and shall be subject to all of the restrictions set forth in this Section 3(e), including the mandatory conversion of such shares into Class A Common Stock as set forth in Section 3(e)(ii).

     (v) Any purported transfer of Class B Common Stock in violation of the provisions of this Section 3(e) shall be null and void and without effect, and the Corporation shall not register any such purported transfer other than to effect the conversion into Class A Common Stock as set forth in Section 3(e)(ii).

     (vi) The Corporation shall, on the certificates representing shares of Class B Common Stock, place a legend referring to the restrictions on transfer imposed by this Section 3(e).

B-1-7

(Article IV, Section 3(f))

f. Liquidation Rights.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or such other provision shall have been made for the holders of the Preferred Stock of each series as may have been determined by the Board of Directors pursuant to its authority to determine, before issuance, the rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation of series of the Preferred Stock, the remaining net assets of the Corporation shall be distributed to holders of Class A Common Stock and Class B Common Stock ratably as one class.

Section 4. Preferred Stock.

     (i) The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and to the limitations prescribed by law, the Board of Directors is hereby authorized from time to time prior to the issuance thereof to fix the number of shares which shall constitute each such series and to fix the designation and relative rights, preferences and limitations of such series, subject to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the outstanding shares of all series of Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

     (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Two Million (2,000,000);

     (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates;

     (c) whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;

     (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or otherwise;

     (e) whether shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, and, if so, the

B-1-8

(Article IV, Section 4(i), continued)

terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law or as are set forth in this certificate of incorporation, and, if so, the terms of such voting rights;

     (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (h) any other relative rights, preferences and limitations of such series.

The Board of Directors is authorized from time to time to increase the number of shares constituting any series. For the foregoing purposes, the Board of Directors is hereby authorized to cause the execution of any certificate required by law and the filing of the same in the office of the Secretary of State of the State of Delaware.

     (ii) Subject to the designation and relative rights, preferences and limitations of each series of Preferred Stock, each share of Preferred Stock shall be equal to every other share regardless of series.

     (iii) The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon may be cumulative.

Section 5. Voting by Holders of Preferred Stock.

     (i) Whenever dividends on the Preferred Stock of any series in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series shall not be paid, the holders of the outstanding Preferred Stock of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation, at the next succeeding annual meeting of shareholders (and at each succeeding annual meeting of shareholders thereafter until such right shall terminate as hereinafter provided).

     (ii) At each meeting of shareholders at which the holders of the Preferred Stock of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Section 5, the presence in person or by proxy of the holders of record of one-third of the total number of shares of the Preferred Stock of all series then issued and outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders as a class.

     (iii) Each director elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section 5 shall hold office until the annual meeting of shareholders next succeeding his election and until his successor, if any, is elected by such holders and qualified.

B-1-9

(Article IV, Section 5(iv))

     (iv) In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section 5, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining director theretofore elected by such shareholders, or his successor in office, or by the vote of such shareholders given at a special meeting of such shareholders called for the purpose.

     (v) Whenever all dividends accrued and unpaid on the Preferred Stock of all series having cumulative dividends shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and provided for, and, if dividends on any series of Preferred Stock shall not be cumulative, if and when such dividends shall have been paid regularly for one year or declared and provided for, the right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors as provided in this Section 5 shall terminate at the next succeeding annual meeting of shareholders, but subject always to the same provisions for the vesting of such special right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors in the case of future unpaid dividends as hereinabove set forth.

     (vi) In any case in which the holders of the Preferred Stock shall be entitled to vote separately as a single class pursuant to the provisions of this Section 5 or pursuant to law, each holder of Preferred Stock of any series shall be entitled to one vote for each such share held.

ARTICLE V — LIABILITY OF DIRECTORS

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI — BY-LAWS

     In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized to adopt, amend and repeal by-laws of the Corporation not inconsistent with provisions of law or this certificate of incorporation.

B-1-10

APPENDIX B-2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALBANY INTERNATIONAL CORP.

     It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the “corporation”) is ALBANY INTERNATIONAL CORP.

         (b) The name under which the corporation was originally incorporated is ALBINT INC.; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is July 24, 1987.

     2. This Amended and Restated Certificate of Incorporation of the corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the corporation’s Restated Certificate of Incorporation.

     ~~The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth and which is entitled Restated Certificate of Incorporation of ALBANY INTERNATIONAL CORP., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth other than the omission of the provision of the original certificate of incorporation which named the incorporator as permitted by Section 245(c) of the General Corporation Law of the State of Delaware.~~

     3. ~~The Board of Directors of the corporation has duly adopted this Amended and Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:~~ The text of the Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, Albany International Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this ___ day of ___________, _____.

ALBANY INTERNATIONAL CORP.,
a Delaware corporation
By:	________________________
Name:
Title:
B-2-1

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALBANY INTERNATIONAL CORP.

ARTICLE I — NAME

     The name of the corporation (hereinafter referred to as “the Corporation”) is ALBANY INTERNATIONAL CORP.

ARTICLE II — REGISTERED OFFICE AND AGENT

     The address of the registered office of the Corporation in the State of Delaware is ~~No. 229 South State~~ Corporation Trust Center, 1209 Orange Street, in the City of ~~Dover~~Wilmington, County of ~~Kent, 19901~~New Castle. The name of the registered agent of the Corporation at such address is The ~~Prentice-Hall~~ Corporation ~~System, Inc~~ Trust Company.

ARTICLE III — PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV — CAPITAL STOCK

     Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue shall be One Hundred Twenty Seven Million (127,000,000), consisting of One Hundred Million (100,000,000) shares of Class A Common Stock having a par value of One-Tenth of One Cent ($.001) per share, Twenty Five Million (25,000,000) shares of Class B Common Stock having a par value of One-Tenth of One Cent ($.001) per share and Two Million (2,000,000) shares of Preferred Stock having a par value of Five Dollars ($5.00) per share.

     Section 2. Issuance of Capital Stock. Except as otherwise provided in this Article IV, shares of Class A Common Stock, Class B Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of any shareholders of the Corporation.

     Section 3. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall have relative voting, dividend, liquidation and other rights, powers and limitations as set forth below:

     a. Voting.

     (i) At every meeting of the shareholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of shareholders),

B-2-2

(Article IV, Section 3(a), continued)

each share of Class A Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent). Except as otherwise required by law or by this certificate of incorporation, Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which common shareholders are entitled to vote, including the election of directors.

     (ii) Except as otherwise provided in Section 5 of this Article IV and except as required by law or as determined by the Board of Directors pursuant to Section 4 of this Article IV, the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, in accordance with the provisions of this Section 3(a).

     (iii) Except as provided in Section 3(a)(iv) of this Article IV, the authorization, issuance, sale or distribution by the Corporation of shares of Class B Common Stock shall require (1) the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and (2) the affirmative vote of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.

     (iv) The affirmative vote of the Class A Common Stock or Class B Common Stock shall not be required for the distribution of Class B Common Stock to the holders of Class B Common Stock in connection with a stock dividend or split up, subdivision, combination or reclassification of shares of common stock of the Company, if Class A Common Stock is concurrently and proportionately distributed to holders of Class A Common Stock (such a distribution of Class A Common Stock to be deemed proportionate hereunder if the number of shares of Class A Common Stock distributed with respect to each share of Class A Common Stock equals the number of shares of Class B Common Stock distributed with respect to each share of Class B Common Stock; such concurrent, proportionate distributions are hereinafter collectively referred to as a “Pro Rata Distribution”).

b. Dividends.

     (i) Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Class A Common Stock as and when declared by the Board of Directors out of any funds legally available therefor; provided, however, that no stock dividend may be paid upon the Class A Common Stock unless such stock dividend is part of a Pro Rata Distribution.

     (ii) Prior to September 1, 1990, no dividends may be paid upon the Class B Common Stock other than a stock dividend which is part of a Pro Rata Distribution.

B-2-3

(Article IV, Section 3(b), continued)

     (iii) From September 1, 1990 through August 31, 1991, dividends may be paid upon the Class B Common Stock as and when declared by the Board of Directors out of any funds legally available therefor; provided, however, that in no event may the dividend paid per share upon the Class B Common Stock (other than a stock dividend which is part of a Pro Rata Distribution) be less than 50%, nor more than 100%, of the dividend concurrently paid per share upon the Class A Common Stock.

     (iv) From and after September 1, 1991, shares of Class A Common Stock and Class B Common Stock will be treated equally for purposes of dividends except with respect to any stock dividend which is part of a Pro Rata Distribution.

c. Stock Splits and Other Transactions.

     Shares of Class A Common Stock or Class B Common Stock may not be split up, subdivided, combined or reclassified except as part of a Pro Rata Distribution, except upon the affirmative vote of the Class A Common Stock and the Class B Common Stock, voting as separate classes, as provided in Section 3(a) of this Article IV.

d. Conversion.

     (i) At any time prior to February 1, 1988 or after August 31, 1990, each share of Class B Common Stock may be converted, at the option of the holder thereof, into one (1) fully paid and non-assessable share of Class A Common Stock, subject to the following provisions:

(1)	Such conversion rights shall be exercised by the surrender, by the record holder of the shares of the Class B Common Stock so to be converted, of the certificate representing such shares during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Class A Common Stock is then duly appointed and acting (“the Transfer Agent”), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof so to convert, and (if so required by the Corporation or by the Transfer Agent) by an instrument or instruments of transfer, in form satisfactory to the Corporation or to the Transfer Agent.

(2)   A conversion of shares of Class B Common Stock hereunder shall be deemed to have occurred at the close of business on the date on which the Corporation or the Transfer Agent has received the certificate or certificates representing such shares, the written notice of election to convert such shares and any instrument or instruments of transfer required by the Corporation or the Transfer Agent, in accordance with the provisions of the immediately foregoing paragraph (1).

B-2-4

(Article IV, Section 3(d), continued)

(3)	As soon as practicable after a conversion hereunder, the Corporation or the Transfer Agent shall deliver to, and in the name of, the record holder requesting such conversion a certificate or certificates representing shares of Class A Common Stock issuable upon such conversion, without charge for any stamp or similar tax.
(4)	The Corporation shall not be required to convert Class B Common Stock and no surrender of Class B Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered in accordance with the provisions hereof.

     (ii) From and after September 1, 1990, any share of Class B Common Stock transferred other than in a Permitted Transfer (as defined in Section 3(e) of this Article IV) shall be automatically converted (without any further act), upon such transfer, to a share of Class A Common Stock, whether or not certificates representing such share of Class B Common Stock shall theretofore have been duly surrendered for conversion.

     (iii) The Corporation will at all times reserve, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and non-assessable and not entitled to any preemptive rights.

     (iv) All shares of Class B Common Stock converted pursuant to this Section 3(d) shall thereupon be retired and revert to the status of authorized and unissued shares.

     (v) The Corporation shall, on the certificates representing shares of Class B Common Stock, place a legend referring to the restrictions on conversion imposed by this Section 3(d).

e. Transferability.

     (i) Shares of Class A Common Stock are not subject to any restrictions on transfer.

B-2-5

(Article IV, Section 3(e), continued)

     (ii) Prior to September 1, 1990, shares of Class B Common Stock may not be transferred except in a Permitted Transfer (as defined below). From and after September 1, 1990, shares of Class B Common Stock are not subject to any restrictions on transfer, except that any transfer of such shares other than a Permitted Transfer shall automatically result (without any further act) in conversion of such shares transferred to shares of Class A Common Stock as provided in Section 3(d)(ii) of this Article IV, such automatic conversion to become effective upon such transfer.

     (iii) As used herein, a “transfer” of shares shall include any type of ~~a~~ transfer of an interest (direct or indirect, record, beneficial, economic, voting or otherwise) in shares or other Equity Interests (including Equity Interests in an entity that holds Class B Common Stock), whether by sale or exchange, by gift, by operation of law, by pledge or encumbrance, or otherwise.

     (iv) As used herein, a “Permitted Transfer” of shares of ~~c~~Class B~~.~~ Common Stock by the holder thereof shall mean any of the following:

(1)	A transfer of such shares to the Corporation.
(2)	A transfer of such shares by the holder thereof to another holder of Class B Common Stock.
(3)	A transfer of such shares resulting from the death of the holder thereof to another holder of Class B Common Stock.
(4)	If such shares are held by a trust, (i) a transfer pursuant to the terms of the governing trust instrument as in effect when the transferred shares were acquired by that trust or (ii) a transfer to another trust which was established by the same settlor or by a parent, grandparent or Permitted Beneficiary of said settlor and which has as its Primary Beneficiaries the settlor and/or one or more of the parents, grandparents or Permitted Beneficiaries of the settlor. For purposes hereof, “Permitted Beneficiary” shall mean, as to any natural person, such person’s spouse, such person’s issue, a spouse of such person’s issue, a whole or half brother or sister of such person and/or a cousin of such person; and “Primary Beneficiaries” shall mean beneficiaries of a trust, other than contingent remaindermen, who have, in the aggregate, a beneficial interest in at least 85% of the income and principal of the trust.
(5)	A bona fide pledge of such shares, provided that any action by the pledgee in the nature of a foreclosure or other transfer shall be subject to all of the restrictions on transfer set forth in this Section 3(e).
(6)	A transfer of such shares by a holder who is a natural person to a Permitted Beneficiary of such holder or to a trust which has as its Primary Beneficiaries such holder and/or one or more Permitted
B-2-6

(Article IV, Section 3(e), continued)

Beneficiaries of such holder or to a trust having one or more organizations described in Section 170(c)(2) of the Internal Revenue Code of 1986 (or any successor provision thereto) as an income beneficiary for a fixed period of years and having as its other Primary Beneficiaries such holder and/or one or more Permitted Beneficiaries of such holder.

(7)	A transfer of such shares by the holder thereof to a nominee for such holder; or by a nominee for a holder of such shares to such holder or to another nominee for such holder.
(8)	A transfer of such shares ~~by the corporation which is the holder thereof to another corporation (i) which owns~~to any one or more of: (i) a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate of Incorporation and any lineal ancestor or descendant of such natural person; (ii) a spouse of a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate of Incorporation and any spouse of a lineal ancestor or descendant of such natural person; (iii) a guardian or conservator (in such capacity and for so long as serving in such capacity) for any person identified in clause (i) or (ii) who has been adjudged disabled by a court of competent jurisdiction; (iv) the executor or administrator (in such capacity and for so long as serving in such capacity) of the estate of any person identified in clause (i) or (ii); (v) a trust (or custodial account under a Uniform Transfers to Minors Act or Uniform Gifts to Minors Act of any jurisdiction) of which one or more persons identified in clauses (i) and/or (ii) are the Primary Beneficiaries, and (vi) a corporation, partnership, limited liability company, or other business entity in which all of the capital stock ~~of such holder or all of the capital stock of a corporation which owns all of the capital stock of such holder; (ii) all of the capital stock of which is owned by such holder or by a corporation all of the capital stock of which is owned by such holder; or (iii) all of the capital stock of which is owned by a corporation which owns all of the capital stock of such holder or all of the capital stock of a corporation which owns all of the capital stock of such holder.~~, partnership interests, membership interests or other equity or beneficial interests (each, an “Equity Interest”) are owned by one or more persons or entities identified in clauses (i), (ii),(iii), (iv) and/or (v) (each such person or entity, a “Permitted Holder”), provided that if any Equity Interest of such entity is transferred to any person who is not a Permitted Holder such transfer shall also be a transfer of the shares of Class B Common Stock held by such entity, shall not be a “Permitted Transfer” of such shares and shall be subject to all of the restrictions set forth in this Section 3(e), including the mandatory conversion of such shares into Class A Common Stock as set forth in Section 3(e)(ii).

     (~~vi~~v) Any purported transfer of Class B Common Stock in violation of the provisions of this Section 3(e) shall be null and void and without effect, and the Corporation shall not register any such purported transfer other than to effect the conversion into Class A Common Stock as set forth in Section 3(e)(ii).

     (vi~~i~~) The Corporation shall, on the certificates representing shares of Class B Common Stock, place a legend referring to the restrictions on transfer imposed by this Section 3(e).

B-2-7

(Article IV, Section 3(f))

f. Liquidation Rights.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or such other provision shall have been made for the holders of the Preferred Stock of each series as may have been determined by the Board of Directors pursuant to its authority to determine, before issuance, the rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation of series of the Preferred Stock, the remaining net assets of the Corporation shall be distributed to holders of Class A Common Stock and Class B Common Stock ratably as one class.

Section 4. Preferred Stock.

     (i) The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and to the limitations prescribed by law, the Board of Directors is hereby authorized from time to time prior to the issuance thereof to fix the number of shares which shall constitute each such series and to fix the designation and relative rights, preferences and limitations of such series, subject to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the outstanding shares of all series of Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

     (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Two Million (2,000,000);

     (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates;

     (c) whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;

     (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or otherwise;

     (e) whether shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, and, if so, the

B-2-8

(Article IV, Section 4(i), continued)

terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law or as are set forth in this certificate of incorporation, and, if so, the terms of such voting rights;

     (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (h) any other relative rights, preferences and limitations of such series.

The Board of Directors is authorized from time to time to increase the number of shares constituting any series. For the foregoing purposes, the Board of Directors is hereby authorized to cause the execution of any certificate required by law and the filing of the same in the office of the Secretary of State of the State of Delaware.

     (ii) Subject to the designation and relative rights, preferences and limitations of each series of Preferred Stock, each share of Preferred Stock shall be equal to every other share regardless of series.

     (iii) The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon may be cumulative.

Section 5. Voting by Holders of Preferred Stock.

     (i) Whenever dividends on the Preferred Stock of any series in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series shall not be paid, the holders of the outstanding Preferred Stock of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation, at the next succeeding annual meeting of shareholders (and at each succeeding annual meeting of shareholders thereafter until such right shall terminate as hereinafter provided).

     (ii) At each meeting of shareholders at which the holders of the Preferred Stock of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Section 5, the presence in person or by proxy of the holders of record of one-third of the total number of shares of the Preferred Stock of all series then issued and outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders as a class.

     (iii) Each director elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section 5 shall hold office until the annual meeting of shareholders next succeeding his election and until his successor, if any, is elected by such holders and qualified.

B-2-9

(Article IV, Section 5(iv))

     (iv) In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section 5, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining director theretofore elected by such shareholders, or his successor in office, or by the vote of such shareholders given at a special meeting of such shareholders called for the purpose.

     (v) Whenever all dividends accrued and unpaid on the Preferred Stock of all series having cumulative dividends shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and provided for, and, if dividends on any series of Preferred Stock shall not be cumulative, if and when such dividends shall have been paid regularly for one year or declared and provided for, the right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors as provided in this Section 5 shall terminate at the next succeeding annual meeting of shareholders, but subject always to the same provisions for the vesting of such special right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors in the case of future unpaid dividends as hereinabove set forth.

     (vi) In any case in which the holders of the Preferred Stock shall be entitled to vote separately as a single class pursuant to the provisions of this Section 5 or pursuant to law, each holder of Preferred Stock of any series shall be entitled to one vote for each such share held.

ARTICLE V — LIABILITY OF DIRECTORS

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI — BY-LAWS

     In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized to adopt, amend and repeal by-laws of the Corporation not inconsistent with provisions of law or this certificate of incorporation.

~~Signed and attested to on February 15 , 1989.~~

~~/s/~~
~~Francis L. McKone, President~~

~~Attest: s/ __________________________________~~
~~Charles B. Buchanan, Secretary~~

B-2-10

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MMMMMMMMM

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

MMMMMMMMMMMM

MMMMMMMMMMMMMMM C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on May 29, 2015.

Vote by Internet

• Go to www.envisionreports.com/AIN

• Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors: For Withhold For Withhold For Withhold +

01 - John F. Cassidy, Jr. 02 - Edgar G. Hotard 03 - Erland E. Kailbourne 04 - Joseph G. Morone 05 - Katharine L. Plourde 06 - John R. Scannell 07 - Christine L. Standish 08 - John C. Standish

For Against Abstain

2. Ratification of the selection of KPMG LLP as independent auditor.

4. To approve the adoption of the Amended and Restated Certificate of Incorporation to clarify and update the provisions related to restrictions on the transfer of our Class B Common Stock.

For Against Abstain

3. To approve, by non-binding vote, executive compensation.

5. In their discretion upon other matters that may properly come before this meeting.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

     MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MMMMMMM1UPX 2233821 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01ZLAC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.

The Proxy Statement and the 2014 Annual Report to Shareholders are available at: www.envisionreports.com/AIN

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Albany International Corp.

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 29, 2015.

The undersigned hereby constitutes and appoints Erland E. Kailbourne and Joseph G. Morone, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company’s offices at 216 Airport Drive, Rochester, New Hampshire, on Friday, May 29, 2015 at 9:00 a.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of all nominees under Item 1, FOR Items 2, 3 and 4, and in the discretion of the proxies on any other business as may properly come before the meeting.

Participants in the Company’s ProsperityPlus 401(k) Savings Plan have the right to direct Vanguard Fiduciary Trust Company, as Plan Trustee, how to vote shares of Common Stock allocated to their 401(k) plan accounts. If no such direction is given to Vanguard, Vanguard shall interpret this as a direction not to vote any such shares. If properly executed, this proxy shall give the proxies appointed above authority to direct Vanguard to vote the shares in the undersigned’s 401(k) account in the manner directed. If this proxy is properly executed but no direction is given, the proxies appointed above shall direct Vanguard to vote such shares FOR the election of all nominees under Item 1, FOR Items 2, 3 and 4, and in the discretion of the proxies on any other business as may properly come before the meeting. In order for the Plan Trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 PM Eastern Time on May 25, 2015.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope

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